UNITED STATES
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Leggett & Platt, Incorporated

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March 30, 2017
Dear Shareholder:
I am pleased to invite you to the annual meeting of shareholders of Leggett & Platt, Incorporated, to be held Tuesday, May 9, 2017, at 10:00 a.m. Central Time, at the Company’s Wright Conference Center. Directions are included on the back cover of this Proxy Statement.
The Proxy Statement contains four proposals from our Board of Directors: (i) the election of nine directors, (ii) the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017, (iii) an advisory vote to approve named executive officer compensation, and (iv) an advisory vote concerning the frequency of future advisory votes on named executive officer compensation. The Board encourages you to vote FOR proposals 1, 2 and 3, and annual frequency on proposal 4.
Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote your shares online at www.proxypush.com/leg or by returning the enclosed proxy or voting instruction card. Specific instructions for these voting alternatives are contained on the proxy or voting instruction card.
I appreciate your continued interest in Leggett & Platt.
Sincerely,
LEGGETT & PLATT, INCORPORATED
R. Ted Enloe, III
Board Chair

Leggett & Platt, Incorporated
1 Leggett Road
Carthage, Missouri 64836

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS
The annual meeting of shareholders of Leggett & Platt, Incorporated (the “Company”) will be held at the Company’s Wright Conference Center, 1 Leggett Road, Carthage, Missouri 64836, on Tuesday, May 9, 2017, at 10:00 a.m. Central Time:
1.
To elect nine directors;

2.
To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;

3.
To provide an advisory vote to approve named executive officer compensation;

4.
To provide an advisory vote concerning the frequency of future votes on named executive officer compensation; and

5.
To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

You are entitled to vote only if you were a Leggett & Platt shareholder at the close of business on March 3, 2017.
An Annual Report to Shareholders outlining the Company’s operations during 2016 accompanies this Notice of Annual Meeting and Proxy Statement.
By Order of the Board of Directors,
Scott S. Douglas
Secretary
Carthage, Missouri
March 30, 2017
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 9, 2017

The enclosed proxy materials and access to the proxy voting site are also available to you on the Internet.You are encouraged to review all of the information contained in the proxy materials before voting.
The Company’s Proxy Statement and Annual Report to Shareholders are available at:
www.leggett.com/proxy/2017

The Company’s proxy voting site can be found at: www.proxypush.com/leg

2017 PROXY STATEMENT

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider—please read the entire proxy statement before voting. These materials were first sent to our shareholders on March 30, 2017.
2017 Annual Meeting of Shareholders
Date and Time:	Tuesday, May 9, 2017, 10:00 a.m. Central Time
Place:	Wright Conference Center, 1 Leggett Road, Carthage, Missouri
Record Date:	March 3, 2017
Voting Matters	Board Vote Recommendation	Page
Election of nine directors	FOR each nominee	9
Ratification of PwC as Independent Accounting Firm	FOR	14
Advisory vote to approve named executive officer compensation	FOR	16
Frequency of future advisory votes on executive compensation	ANNUAL	16
Business Highlights
We posted EPS from continuing operations of  $2.62 in 2016, and we raised our dividend for the 45th consecutive year. For the three years ending December 31, 2016, we generated an average total shareholder return (TSR) of 20% per year, which placed us in the top 11% of the S&P 500.
2016 marked another year of strong earnings and margin improvement, despite softer than expected demand in several of our major markets. Sales decreased 4%, to $3.75 billion, while our EBIT margin grew to 13.9%. The company generated $553 million of cash from operations in 2016. For detailed results, see the Company’s Annual Report on Form 10-K filed February 22, 2017.
Director Nominees (page 9)
All of Leggett’s directors are elected for a one-year term by a majority of votes cast at the Annual Meeting. The 2017 director nominees are:
Independent Directors	Age	Director Since	Principal Occupation	Committee Memberships (1)	Other Public Company Boards
Robert E. Brunner	59	2009	Retired Executive VP, Illinois Tool Works	A C	2
Robert G. Culp, III	70	2013	Chairman, Culp, Inc.	A N	2
R. Ted Enloe, III, Board Chair	78	1969	Managing General Partner, Balquita Partners, Ltd.	A C N	1
Manuel A. Fernandez	70	2014	Managing Director, SI Ventures	C N	2
Joseph W. McClanathan	64	2005	Retired President & CEO—Household Products Division, Energizer Holdings, Inc.	A C N*
Judy C. Odom	64	2002	Retired Chair & CEO, Software Spectrum, Inc.	A* C N	2
Phoebe A. Wood	63	2005	Retired Vice Chair & CFO, Brown-Forman Corp.	A C*	2
Management Directors
Karl G. Glassman	58	2002	President & Chief Executive Officer
Matthew C. Flanigan	55	2010	Executive Vice President & Chief Financial Officer		1

(1)
*Committee Chair, A—Audit Committee, C—Compensation Committee, N—Nominating & Corporate Governance Committee

Executive Compensation Highlights (page 17)
On January 1, 2016, Karl G. Glassman became the Company’s Chief Executive Officer, after serving as Leggett’s Chief Operating Officer since 2006 and in various other capacities since 1982. In connection with Mr. Glassman’s appointment as CEO, the Compensation Committee increased his 2016 base salary to $1.1 million and set his target incentive percentages at the same levels as our outgoing CEO: annual incentive at 115% of base salary, two-year Profitable Growth Incentive at 77% of base salary, and three-year performance stock units at 275% of base salary. At these target levels, 81% of Mr. Glassman’s 2016 pay package was performance-based and 60% was equity-based. Mr. Glassman also received a one-time, promotional award of 80,449 at-market, non-qualified stock options with a 10-year term, vesting in one-third increments at 18, 30 and 42 months after the grant date.
The compensation mix for Mr. Glassman and our other senior executives is intended to align our executives’ and shareholders’ interests through pay-for-performance. Our compensation structure strives to strike an appropriate balance between short-term and longer-term compensation that reflects the short- and longer-term interests of the business. We believe this structure helps us attract, retain and motivate high-performing executives who will achieve outstanding results for our shareholders.
Key Components of Our Executive Officer Compensation Program
	Performance Metrics	Role within Compensation Program	How Designed and Determined	% of 2016 CEO Pay Package at Target
Base Salary	N/A	The only non-performance based component of our executives’ compensation. Target incentive payments and equity awards are set as a percentage of base salary.	Our Compensation Committee reviews executive salaries annually, based on market data, peer benchmarking, individual performance and internal equity.	19%
Annual Incentive	Return on Capital Employed (ROCE), Cash Flow, and Individual Performance Goals	Short-term cash incentive that rewards achievement of specific business targets and individual goals within the fiscal year.	The ROCE and cash flow targets are based on the Company’s earnings guidance for the year. Payouts range from 0% to 150%, based upon actual performance.	21%
Profitable Growth Incentive	Revenue Growth and Profit Margin	Pay-for-performance program that rewards revenue growth while maintaining or improving margins over a two-year period. These are two levers for achieving our long-range TSR goals.	The revenue growth threshold is based on the projected GDP of our primary markets, while margin threshold is based on the Company’s past performance. Payouts range from 0% to 250%.	15%
Performance Stock Units	Total Shareholder Return (TSR)	Three-year relative TSR performance holds management accountable for creating and sustaining value for shareholders.	Relative TSR is measured against the industrial, materials and consumer discretionary sectors of the S&P 500 and S&P Midcap 400, about 320 companies. Payouts range from 0% to 175%.	45%
Key Features of Our Executive Officer Compensation Program
What We Do	What We Don’t Do
✓ We tie a high percentage of executive compensation to performance.	We do not pay dividend equivalents on stock options and unvested restricted stock.
✓ We consider peer groups and review market data in establishing compensation levels.	We do not allow re-pricing of underwater stock options (including cash-outs).
✓ We maintain robust stock ownership guidelines.	We do not allow pledging or hedging of Company stock.
✓ We include clawbacks in our incentive plans.	We do not pay tax gross-ups.
✓ We have double trigger vesting for equity-based awards in the event of a change in control.	We do not allow share recycling.

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance
Leggett & Platt has a long-standing commitment to sound corporate governance principles and practices. The Board of Directors has adopted Corporate Governance Guidelines that establish the roles and responsibilities of the Board and Company management. The Board has also adopted a Code of Business Conduct and Ethics applicable to all Company employees, officers and directors, as well as a separate Financial Code of Ethics applicable to the Company’s CEO, CFO, and principal accounting officer. These documents are posted on our website at www.leggett-search.com/governance.
Director Independence
The Board reviews director independence annually and during the year upon learning of any change in circumstances that may affect a director’s independence. The Company has adopted director independence standards (the “Independence Standards”) that satisfy the NYSE listing standards. The Independence Standards are posted on our website at www.leggett-search.com/governance. A director who meets all the Independence Standards will be presumed to be independent.
While the Independence Standards help the Board to determine director independence, they are not the exclusive measure for doing so. The Board also reviews the relevant facts and circumstances of any material relationships between the Company and its directors during the independence assessment. Based on its review, the Board has determined that all of its current non-management directors are independent. The director biographies accompanying Proposal 1—Election of Directors identify our independent and management directors on the ballot.
All Audit Committee members meet the additional independence standards for audit committee service under NYSE and SEC rules and are financially literate, as defined by NYSE rules. In addition, Robert Brunner, Robert Culp, Joseph McClanathan, Judy Odom, and Phoebe Wood meet the SEC’s definition of an “audit committee financial expert.” None of the members are serving on the audit committee of more than three public companies. Also, all Compensation Committee members satisfy the enhanced independence standards required by the NYSE listing standards and SEC rules.
Board Leadership Structure
Our Corporate Governance Guidelines allow the roles of Board Chair and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. The Board has elected R. Ted Enloe, III as the independent Board Chair since 2016, believing this arrangement best serves the Board, the Company and our shareholders at this time.
Our non-management directors regularly hold executive sessions without management present. Mr. Enloe, the Board Chair, presides over these executive sessions. At least one executive session per year is attended by only independent, non-management directors (an executive session was held at each quarterly Board meeting in 2016).
Communication with the Board
Shareholders and all other interested parties wishing to contact our Board of Directors may e-mail the Board Chair, Mr. Enloe, at boardchair@leggett.com. They can also write to Leggett & Platt Board Chair, P.O. Box 637, Carthage, MO 64836. The Corporate Secretary’s office reviews this correspondence and periodically sends Mr. Enloe all communications except items unrelated to Board functions (for example, advertisements and junk mail). In his discretion, Mr. Enloe may forward communications to the full Board or to any of the other independent directors for further consideration.
Board and Committee Composition and Meetings
The Board held four meetings in 2016, and its committees met the number of times listed in the table below. All directors attended at least 75% of the Board meetings and their respective committee meetings. Directors are expected to attend the Company’s annual meeting of shareholders, and all of them attended the 2016 annual meeting except Mr. Fernandez due to a temporary medical issue.

The Board has a standing Audit Committee, Compensation Committee, and Nominating & Corporate Governance (N&CG) Committee. These committees consist entirely of independent directors, and each operates under a written charter adopted by the Board. The Audit, Compensation, and N&CG Committee charters are posted on our website at www.leggett-search.com/governance.
Audit Committee Judy C. Odom (Chair) Robert E. Brunner Robert G. Culp, III R. Ted Enloe, III Joseph W. McClanathan Phoebe A. Wood Meetings in 2016: 5
The Audit Committee assists the Board in the oversight of:
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Independent registered public accounting firm’s qualifications, independence, appointment, compensation, retention and performance.

•
Internal control over financial reporting.

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Guidelines and policies to govern risk assessment and management.

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Performance of the Company’s internal audit function.

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Integrity of the financial statements and external financial reporting.

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Legal and regulatory compliance.

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Complaints and investigations of any questionable accounting, internal control or auditing matters.

Compensation Committee Phoebe A. Wood (Chair) Robert E. Brunner R. Ted Enloe, III Manuel A. Fernandez Joseph W. McClanathan Judy C. Odom Meetings in 2016: 6
The Compensation Committee assists the Board in the oversight and administration of:
•
Corporate goals and objectives regarding CEO compensation and evaluation of the CEO’s performance in light of those goals and objectives.

•
Non-CEO executive officer compensation.

•
Cash and equity-based compensation for directors.

•
Incentive compensation and equity-based plans that are subject to Board approval.

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Grants of awards under incentive and equity-based plans required to comply with applicable tax laws.

•
Employment agreements and severance benefit agreements with the CEO and executive officers, as applicable.

•
Related person transactions of a compensatory nature.

Nominating & Corporate Governance Committee Joseph W. McClanathan (Chair) Robert G. Culp, III R. Ted Enloe, III Manuel A. Fernandez Judy C. Odom Meetings in 2016: 3
The N&CG Committee assists the Board in the oversight of:
•
Corporate governance principles, policies and procedures.

•
Identifying qualified candidates for Board membership and recommending director nominees.

•
Director independence and related person transactions.

Board and Committee Evaluations
The Board and each of its Committees conduct an annual self-evaluation of their practices and charter responsibilities. In addition, the Board periodically conducts director peer reviews of the qualifications and contributions of its individual members. The N&CG Committee oversees these reviews and reports to the Board.
Board’s Oversight of Risk Management
The Audit Committee is responsible for oversight of our guidelines and policies to assess and manage risk. The Company’s CEO and other senior managers are responsible for assessing and managing various risk exposures on a day-to-day basis. Our Enterprise Risk Management Committee (the “ERM Committee”), currently composed of 15 executives and chaired by our CFO, adopted guidelines by which the Company identifies, assesses, monitors and reports financial and non-financial risks material to the Company.
The ERM Committee meets at least quarterly. Identified risks are assigned to a team of subject matter experts who meet regularly throughout the year and provide an updated assessment twice each year for their respective risk areas. A risk summary report is assembled from these assessments for review by the ERM Committee with a summary of each risk area provided to senior management and the Audit Committee concerning (i) the likelihood and significance of risks, (ii) the policies and guidelines regarding risk assessment and management, (iii) management’s steps to monitor and control risks, and (iv) an evaluation of the process. The Audit Committee reviews and discusses the report with management and the independent auditor.
An overall review of risk is inherent to the Board’s consideration of the Company’s strategies and other matters. In furtherance of this review, our CFO updates other senior managers and the entire Board every quarter on notable activities of the ERM Committee.
The Compensation Committee’s oversight of executive officer compensation, including the assessment of compensation risk for executive officers, is detailed in the Compensation Discussion & Analysis section on page 17. The Committee also assesses our compensation structure for employees generally and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The following factors contributed to this determination:
•
We use a combination of short-term and long-term incentive rewards that are tied to varied and complementary measures of performance and have overlapping performance periods.

•
We use a common annual incentive plan across all business units.

•
Our annual incentive plan and our omnibus equity plan contain clawback provisions that enable the Committee to recoup incentive payments, when triggered.

•
Our employees below key management levels have a small percentage of their total pay in variable compensation.

•
We promote an employee ownership culture to better align employees with shareholders, with approximately 3,300 employees contributing their own funds to purchase Company stock under various stock purchase plans in 2016.

Consideration of Director Nominees and Diversity
The Nominating & Corporate Governance Committee is responsible for identifying and evaluating qualified candidates for election to the Board of Directors. The Committee’s procedure is posted on the Company’s website at www.leggett-search.com/governance. Following its evaluation, the N&CG Committee recommends to the full Board a slate of director candidates for inclusion in the Company’s proxy statement and proxy card.
Incumbent Directors.   In the case of incumbent directors, the N&CG Committee reviews each director’s overall service during his or her current term, including the number of meetings attended, level of participation, quality of performance and any transactions between the director and the Company. The Company’s bylaws and Corporate Governance Guidelines set the director retirement age at 72; however, the Board Chair, CEO or President may request a waiver for any director. At the request of Leggett’s CEO, the N&CG Committee recommended, and the full Board granted, a waiver for Mr. Enloe so that he may stand for re-election at the 2017 annual meeting.
New Director Candidates.   In the case of new director candidates, the N&CG Committee first determines whether the nominee must be independent under NYSE rules, then identifies any special needs of the Board. The N&CG Committee will consider individuals recommended by Board members, Company management, shareholders and, if it deems appropriate, a professional search firm.
The N&CG Committee seeks to identify and recruit the best available candidates, who should have the following minimum qualifications:
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Character and integrity.

•
A commitment to the long-term growth and profitability of the Company.

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A willingness and ability to make a sufficient time commitment to the affairs of the Company in order to effectively perform the duties of a director, including regular attendance at Board and committee meetings.

•
Significant business or public experience relevant and beneficial to the Board and the Company.

Although the N&CG Committee does not have a formal policy concerning its consideration of diversity in identifying director nominees, the Committee develops the Board’s diversity by seeking candidates with experience relevant to the Board’s current and anticipated needs as well as Leggett’s businesses. The N&CG Committee seeks to identify and recruit the best available candidates, without regard to race, color, religion, sex, sexual orientation, gender identity, ancestry, national origin, disability, or any other status protected by law.

Director Recommendations from Shareholders.   The N&CG Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, for candidates recommended by a shareholder. Shareholders who wish to recommend candidates for the N&CG Committee’s consideration must submit a written recommendation to the Secretary of the Company at 1 Leggett Road, Carthage, MO 64836. Recommendations must be sent by certified or registered mail and received by December 15th for the N&CG Committee’s consideration for the following year’s annual meeting of shareholders. Recommendations must include the following:
•
Shareholder’s name, number of shares owned, length of period held and proof of ownership.

•
Candidate’s name, address, phone number and age.

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A resume describing, at a minimum, the candidate’s educational background, occupation, employment history and material outside commitments (memberships on other boards and committees, charitable foundations, etc.).

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A supporting statement which describes the shareholder’s and candidate’s reasons for nomination to the Board of Directors and documents the candidate’s ability to satisfy the director qualifications described above.

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The candidate’s consent to a background investigation.

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The candidate’s written consent to stand for election if nominated by the Board and to serve if elected by the shareholders.

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Any other information that will assist the N&CG Committee in evaluating the candidate in accordance with this procedure.

Director Nominations for Inclusion in Leggett’s Proxy Materials (Proxy Access).   In February 2017, following the Board’s review of evolving governance practices and engagement with shareholders, the Board approved a proxy access bylaw. The bylaw permits a shareholder, or group of up to 20 shareholders, owning at least 3% of our outstanding shares continuously for at least three years, to nominate and include in Leggett’s proxy materials up to the greater of two nominees or 20% of the Board, provided the shareholders and nominees satisfy the requirements specified in our bylaws. Notice of proxy access nominees for the 2018 annual meeting must be received no earlier than January 9, 2018 and no later than February 8, 2018.
Notice of Other Director Nominees.   For shareholders intending to nominate a director candidate for election at the 2018 annual meeting outside of the Company’s nomination process, our bylaws require that the Company receive notice of the nomination no earlier than January 9, 2018 and no later than February 8, 2018. This notice must provide the information specified in Section 2.2 of the bylaws.
Transactions with Related Persons
According to the Corporate Governance Guidelines, the N&CG Committee reviews and approves or ratifies transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. If the transaction with a related person concerns compensation, the review of the transaction falls to the Compensation Committee.
The Company’s executive officers and directors are expected to notify the Company’s Corporate Secretary of any current or proposed transaction that may be a related person transaction. The Corporate Secretary will determine if it is a related person transaction and, if so, will include it for consideration at the next meeting of the appropriate Committee. Approval should be obtained in advance of a related person transaction whenever practicable. If it becomes necessary to approve a related person transaction between meetings, the Chair of the appropriate Committee is authorized to act on behalf of the Committee. The Chair will provide a report on the matter to the full Committee at its next meeting.
The full policy for reviewing transactions with related persons, including categories of pre-approved transactions, is found in our Corporate Governance Guidelines (available on Leggett’s website at www.leggett-search.com/governance).
Each of the following transactions was approved in accordance with our Corporate Governance Guidelines:
•
We buy shares of our common stock from our employees from time to time. In 2016 and early 2017, we purchased shares from three of our executive officers: 212,740 shares from Karl Glassman for a total of  $10,455,029; 45,000 shares from Matthew Flanigan for a total of  $2,235,450; and 5,000 shares from Dennis Park for a total of  $256,460. All employees, including executive officers, pay a $25 administrative fee for each transaction. If the Company agrees to purchase stock before noon, the purchase price is the closing stock price on the prior business day; if the agreement is made after noon, the purchase price is the closing stock price on the day of purchase.

•
The Company employs certain relatives of its directors and executive officers, but only two had total compensation in excess of the $120,000 related person transaction threshold: Bren Flanigan, Director—Corporate Development, the brother of CFO Matthew Flanigan, had total compensation of  $269,300 in 2016 (consisting of salary and annual incentive earned in 2016 and the grant date fair value of equity-based awards issued in 2016); and Kiley Williams, Corporate Purchasing Senior Manager, the daughter of SVP Jack Crusa, had total compensation of  $124,200 in 2016 (consisting of salary and annual incentive).

Compensation Committee Interlocks and Insider Participation
No Compensation Committee member had an interlocking relationship as described in Item 407(e)(4) of Regulation S-K.
Director Compensation
Our non-employee directors receive an annual retainer, consisting of a mix of cash and equity, as set forth below. Our employee directors (Mr. Glassman and Mr. Flanigan) do not receive additional compensation for their Board service.
Item	Amount
Cash Compensation
Director Retainer	$80,000
Audit Committee Retainer
Chair	25,000
Member	10,000
Compensation Committee Retainer
Chair	20,000
Member	8,000
N&CG Committee Retainer
Chair	15,000
Member	7,000
Equity Compensation—Restricted Stock or RSUs
Board Chair Retainer (including director retainer)	285,000
Director Retainer	135,000
The Compensation Committee reviews director compensation every year and recommends any changes to the full Board for consideration at its May meeting. The Committee considers national survey data and trends, as well as peer company benchmarking data (see discussion of the executive compensation peer group at page 27), but does not target director compensation to any specific percentage of the median. In 2016, the directors’ cash retainer was increased by $20,000; the Audit Committee Chair’s retainer was increased by $7,000; the Compensation and N&CG Committee Chairs’ retainers were increased by $5,000; the Committee members’ retainers were increased by $2,000; and the Board Chair’s equity retainer was increased by $15,000.
Directors may elect to receive the equity retainer in restricted stock or restricted stock units (“RSUs”). Electing RSUs enables directors to defer receipt of the shares for two to ten years while accruing dividend equivalent shares at a 20% discount to market price over the deferral period. Both restricted stock and RSUs vest one year after the grant date.
Directors may elect to defer their cash compensation into a cash deferral arrangement, stock options or stock units under the Company’s Deferred Compensation Program, described on page 25. Our non-employee directors currently comply with the stock ownership guidelines requiring them to hold Leggett stock with a value of four times their annual cash retainer within five years of joining the Board. The stock ownership requirement for the Board Chair is five times the annual cash retainer. The Company pays for all travel expenses the directors incur to attend Board meetings.

Our non-employee directors’ 2016 compensation is set forth in the following table.
Director Compensation in 2016
Director	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Non-Qualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Robert E. Brunner	$86,000	$135,000	$1,806	$17,974	$240,780
Robert G. Culp, III	85,000	135,000		3,782	223,782
R. Ted Enloe, III	85,500	332,131		7,642	425,273
Manuel A. Fernandez	83,000	135,000	2,412	30,400	250,812
Richard T. Fisher(5)	39,500		195	5,812	45,507
Joseph W. McClanathan	98,500	135,000	1,401	9,387	244,288
Judy C. Odom	104,500	135,000	8,592	47,432	295,525
Phoebe A. Wood	90,000	135,000	9,988	60,119	295,107

(1)
These amounts include cash compensation deferred into stock options or stock units under our Deferred Compensation Program. Mr. Enloe deferred $85,500 of his cash compensation into stock options. The following directors deferred cash compensation into stock units: Brunner—$43,000, Fernandez—$83,000, Odom—$52,250, and Wood—$90,000.

(2)
These amounts reflect the grant date fair value of the annual restricted stock or RSU awards, which was $135,000 for each director except Mr. Enloe, who received a restricted stock award of $285,000 for his service as the Board Chair, and Mr. Fisher, whose Board service ended in May 2016 and therefore did not receive a grant. The grant date fair value of these awards is determined by the stock price on the day of the award. Mr. Enloe also received an additional restricted stock award of  $47,131 for his interim service as Board Chair starting January 1, 2016 through the 2016 shareholder meeting.

(3)
These amounts include above-market interest accrued on cash deferrals and the 20% discount on stock unit dividends acquired under our Deferred Compensation Program and RSUs.

(4)
Items in excess of $10,000 that are reported in this column consist of (i) dividends paid on the annual restricted stock or RSU awards and dividends paid on stock units acquired under our Deferred Compensation Program: Odom—$34,370; and Wood—$37,619; and (ii) the 20% discount on stock units purchased with deferred cash compensation: Brunner—$10,750; Fernandez—$20,750; Odom—$13,063; and Wood—$22,500.

(5)
Mr. Fisher’s Board service ended in May 2016; his reported compensation reflects a partial year of service.

Only one director held outstanding stock options as of December 31, 2016—Mr. Enloe’s 10,174 options granted in lieu of cash compensation under our Deferred Compensation Program.
All of our non-employee directors held unvested stock or stock units as of December 31, 2016 as set forth below. These restricted stock shares and RSUs will vest on May 8, 2017.
Director	Restricted Stock	Restricted Stock Units
Robert E. Brunner		2,829
Robert G. Culp, III	2,781
R. Ted Enloe, III	7,020
Manuel A. Fernandez		2,829
Joseph W. McClanathan	2,781
Judy C. Odom		2,829
Phoebe A. Wood		2,829

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

1PROPOSAL ONE:   Election of Directors
At the annual meeting, nine directors are nominated to hold office until the next annual meeting of shareholders, or until their successors are elected and qualified. All the director nominees have been previously elected by our shareholders. If any nominee named below is unable to serve as a director (an event the Board does not anticipate), the proxy will be voted for a substitute nominee, if any, designated by the Board.
In recommending the slate of director nominees, our Board has chosen individuals of character and integrity, with a commitment to the long-term growth and profitability of the Company. We believe each of the nominees brings significant business or public experience relevant and beneficial to the Board and the Company, as well as a work ethic and disposition that foster the collegiality necessary for the Board and its committees to function efficiently and best represent the interests of our shareholders.

Robert E. Brunner Independent Director since 2009 Committees: Audit Compensation Age: 59
Professional Experience:
Mr. Brunner was the Executive Vice President of Illinois Tool Works (ITW), a diversified manufacturer of advanced industrial technology, from 2006 until his retirement in 2012. He previously served ITW as President—Global Auto beginning in 2005 and President—North American Auto from 2003.
Education:
Mr. Brunner holds a degree in finance from the University of Illinois and an MBA from Baldwin-Wallace College.
Public Company Boards:
Mr. Brunner currently serves as a director of NN, Inc., a global manufacturer of precision bearings and plastic, rubber and metal components, and Lindsay Corporation, a global manufacturer of irrigation equipment and road safety products.
Director Qualifications:
Mr. Brunner’s experience and leadership with ITW, a diversified manufacturer with a global footprint, provides valuable insight to our Board on operational and international issues.

Robert G. Culp, III Independent Director since 2013 Committees: Audit Nominating & Corporate Governance Age: 70
Professional Experience:
Mr. Culp is the co-founder of Culp, Inc., an upholstery and bedding fabrics designer and manufacturer, where he has been the Chairman since 1990 and served as CEO from 1988 to 2007.
Education:
Mr. Culp holds a degree in economics from the University of North Carolina—Chapel Hill and an MBA from the Wharton School of the University of Pennsylvania.
Public Company Boards:
Mr. Culp is the Chairman of the Board of Culp, Inc., and the lead independent director of Old Dominion Freight Line, Inc., a national motor transportation and logistics company.
Director Qualifications:
Mr. Culp’s experience in the bedding and furniture industries provides valuable insight into a number of the Company’s key markets. Through his leadership of Culp, Inc., a publicly-traded company with an international scope, he understands the complexities of the financial and regulatory requirements facing US companies, as well as the challenges and opportunities of developing global operations.

R. Ted Enloe, III Independent Director since 1969 Board Chair since 2016 Committees: Audit Compensation Nominating & Corporate Governance Age: 78
Professional Experience:
Mr. Enloe has been Managing General Partner of Balquita Partners, Ltd., a family securities and real estate investment partnership, since 1996. Previously, he served as President and Chief Executive Officer of Optisoft, Inc., a manufacturer of intelligent traffic systems, from 2003 to 2005. His former positions include Vice Chairman of the Board and member of the Office of the Chief Executive for Compaq Computer Corporation and President of Lomas Financial Corporation and Liberte Investors.
Education:
Mr. Enloe holds a degree in petroleum engineering from Louisiana Polytechnic University and a law degree from Southern Methodist University.
Public Company Boards:
Mr. Enloe currently serves as a director of Live Nation, Inc., a venue operator, promoter and producer of live entertainment events, and he was previously a director of Silicon Laboratories Inc., a designer of mixed-signal integrated circuits.
Director Qualifications:
Mr. Enloe’s professional background and experience, previously held senior-executive level positions, financial expertise and service on other company boards, qualifies him to serve as a member of our Board of Directors. Further, his wide-ranging experience combined with his intimate knowledge of the Company from over 40 years on the Board provides an exceptional mix of familiarity and objectivity.

Manuel A. Fernandez Independent Director since 2014 Committees: Compensation Nominating & Corporate Governance Age: 70
Professional Experience:
Mr. Fernandez co-founded SI Ventures, a venture capital firm focusing on IT and communications infrastructure, and has served as the managing director since 2000. Mr. Fernandez was the Executive Chairman of Sysco Corporation, a marketer and distributor of foodservice products, from 2012 until his retirement in 2013. He previously served Sysco as Non-executive Chairman since 2009 and as a director since 2006. His previous positions include Chairman and CEO of Gartner, Inc., and CEO of Dataquest, Inc.
Education: Mr. Fernandez holds a degree in electrical engineering from the University of Florida and completed post-graduate work in solid-state engineering at the University of Florida.
Public Company Boards:
Mr. Fernandez currently serves as lead independent director of Brunswick Corporation, a market leader in the marine, fitness, and billiards industries, and as a director of Time, Inc., a global media company. He was previously a director of Flowers Foods, Inc., a national producer and marketer of packaged bakery foods, and Tibco, a global leader in infrastructure and business intelligence software.
Director Qualifications:
Mr. Fernandez’ venture capital experience, leadership of several technology companies as CEO and service on a number of public company boards offers Leggett outstanding insight into corporate strategy and development, information technology, international growth, and corporate governance.

Matthew C. Flanigan Management Director since 2010 Committees: None Age: 55
Professional Experience:
Mr. Flanigan was appointed Executive Vice President of the Company in 2013 and has served as Chief Financial Officer since 2003. He previously served the Company as Senior Vice President from 2005 to 2013, Vice President from 2003 to 2005, Vice President and President of the Office Furniture Components Group from 1999 to 2003, and in various capacities since 1997.
Education:
Mr. Flanigan holds a degree in finance and business administration from the University of Missouri.
Public Company Boards: Mr. Flanigan serves as the lead director of Jack Henry & Associates, Inc., a provider of core information processing solutions for financial institutions.
Director Qualifications:
As the Company’s CFO, Mr. Flanigan adds valuable knowledge of the Company’s finance, risk and compliance functions to the Board. In addition, his prior experience as one of the Company’s group presidents provides valuable operations insight.

Karl G. Glassman Management Director since 2002 Committees: None Age: 58
Professional Experience:
Mr. Glassman was appointed Chief Executive Officer in 2016 and has served as President since 2013. He previously served the Company as Chief Operating Officer from 2006 to 2015, Executive Vice President from 2002 to 2013, President of the Residential Furnishings Segment from 1999 to 2006, Senior Vice President from 1999 to 2002, and in various capacities since 1982.
Education:
Mr. Glassman holds a degree in business management and finance from California State University—Long Beach.
Public Company Boards:
Mr. Glassman previously served as a director of Remy International, Inc., a leading global manufacturer of alternators, starter motors and electric traction motors.
Director Qualifications:
As the Company’s CEO, Mr. Glassman provides comprehensive insight to the Board from strategic planning to implementation at all levels of the Company around the world, as well as the Company’s relationships with investors, the financial community and other key stakeholders. Mr. Glassman also serves on the Board of Directors of the National Association of Manufacturers.

Joseph W. McClanathan Independent Director since 2005 Committees: Audit Compensation Nominating & Corporate Governance, Chair Age: 64
Professional Experience:
Mr. McClanathan served as President and Chief Executive Officer of the Household Products Division of Energizer Holdings, Inc., a manufacturer of portable power solutions, from 2007 through his retirement in 2012. Previously, he served Energizer as President and Chief Executive Officer of the Energizer Battery Division from 2004 to 2007, as President—North America from 2002 to 2004, and as Vice President—North America from 2000 to 2002.
Education:
Mr. McClanathan holds a degree in management from Arizona State University.
Director Qualifications: Through his leadership experience at Energizer and as a former director of the Retail Industry Leaders Association, Mr. McClanathan offers an exceptional perspective to the Board on manufacturing operations, marketing and development of international capabilities.

Judy C. Odom Independent Director since 2002 Committees: Audit, Chair Compensation Nominating & Corporate Governance Age: 64
Professional Experience:
Until her retirement in 2002, Ms. Odom was Chief Executive Officer and Board Chair at Software Spectrum, Inc., a global business to business software services company, which she co-founded in 1983. Prior to founding Software Spectrum, she was a partner with the international accounting firm, Grant Thornton.
Education:
Ms. Odom is a licensed Certified Public Accountant and holds a degree in business administration from Texas Tech University.
Public Company Boards:
Ms. Odom is a director of Harte-Hanks, a direct marketing service company, and Sabre, Inc., which provides technology solutions for the global travel and tourism industry.
Director Qualifications:
Ms. Odom’s director experience with several companies offers a broad leadership perspective on strategic and operating issues. Her experience co-founding Software Spectrum and growing it to a global Fortune 1000 enterprise before selling it to another public company provides the insight of a long-serving CEO with international operating experience.

Phoebe A. Wood Independent Director since 2005 Committees: Audit Compensation, Chair Age: 63
Professional Experience:
Ms. Wood has been a principal in CompaniesWood, a consulting firm specializing in early stage investments, since her 2008 retirement as Vice Chairman and Chief Financial Officer of Brown-Forman Corporation, a diversified consumer products manufacturer, where she had served since 2001. Ms. Wood previously held various positions at Atlantic Richfield Company, an oil and gas company, from 1976 to 2000.
Education:
Ms. Wood holds a degree in psychology from Smith College and an MBA from UCLA.
Public Company Boards:
Ms. Wood is a director of Invesco, Ltd., an independent global investment manager, and Pioneer Natural Resources, an independent oil and gas company. She previously served as a director of Coca-Cola Enterprises, Inc., a major bottler and distributor of Coca-Cola products.
Director Qualifications:
From her career in business and various directorships, Ms. Wood provides the Board with a wealth of understanding of the strategic, financial and accounting issues the Board faces in its oversight role.

The Board recommends that you vote FOR the election of each of the director nominees.

2 PROPOSAL TWO:   Ratification of Independent Registered Public Accounting Firm
The Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm and has selected PricewaterhouseCoopers LLP (“PwC”) for the fiscal year ending December 31, 2017. PwC (or its predecessor firm) has been our independent registered public accounting firm continuously since 1991. The Audit Committee regularly evaluates activities to assure continuing auditor independence, including whether there should be a regular rotation of the independent registered public accounting firm. As with all matters, the members of the Audit Committee and the Board perform assessments in the best interests of the Company and our investors, and believe that the continued retention of PwC meets this standard.

Although shareholder ratification of the Audit Committee’s selection of PwC is not required by the Company’s bylaws or otherwise, the Board is requesting ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, it will be considered a direction to the Audit Committee to consider a different firm. Even if this selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interest of the Company and our shareholders.
PwC representatives are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.
The Board recommends that you vote FOR the ratification of PwC as the independent registered public accounting firm.
Audit and Non-Audit Fees
The Audit Committee is also directly responsible for the compensation, retention, performance and oversight of the independent external audit firm, is directly involved in the selection of the lead engagement partner, and is responsible for the audit fee negotiations associated with retaining PwC. The fees billed or expected to be billed by PwC for professional services rendered in fiscal years 2016 and 2015 are shown below.
Type of Service	2016	2015
Audit Fees(1)	$2,056,542	$1,981,715
Audit-Related Fees(2)	192,715	110,994
Tax Fees(3)	398,563	236,563
All Other Fees(4)	2,970	3,069
Total	$2,650,790	$2,332,341

(1)
Includes rendering an opinion on the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting; quarterly reviews of the Company’s financial statements; statutory audits, where appropriate; comfort and debt covenant letters; and services in connection with regulatory filings.

(2)
Includes assessment of controls; consulting on accounting and financial reporting issues; and audits of employee benefit plans.

(3)
Includes preparation and review of tax returns and tax filings; tax consulting and advice related to compliance with tax laws; tax planning strategies; and tax due diligence related to acquisitions and joint ventures. Of the tax fees listed above in 2016, $127,797 relate to compliance services and $270,766 relate to consulting and planning services.

(4)
Includes use of an internet-based accounting research tool provided by PwC.

The Audit Committee has determined that the provision of these approved non-audit services by PwC is compatible with maintaining PwC’s independence.
Pre-Approval Procedures for Audit and Non-Audit Services
The Audit Committee has established a procedure for pre-approving the services performed by the Company’s auditors. All services provided by PwC in 2016 were approved in accordance with the adopted procedures. There were no services provided or fees paid in 2016 for which the pre-approval requirement was waived.

The procedure provides standing pre-approval for:
•
Audit Services: rendering an opinion on the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting; quarterly reviews of the Company’s financial statements; statutory audits, where appropriate; comfort and debt covenant letters; and services in connection with regulatory filings.

•
Audit-Related Services: consultation on new or proposed transactions, statutory requirements, or accounting principles; reports related to contracts, agreements, arbitration, or government filings; continuing professional education; audits of employee benefit plans and subsidiaries; and due diligence and audits related to acquisitions and joint ventures.

•
Tax Services: preparation and review of Company and related entity income, sales, payroll, property, and other tax returns and tax filings and permissible tax audit assistance; preparation or review of expatriate and similar employee tax returns and tax filings; tax consulting and advice related to compliance with applicable tax laws; tax planning strategies and implementation; and tax due diligence related to acquisitions and joint ventures.

Any other audit, audit-related, or tax services provided by the Company’s auditors require specific Audit Committee pre-approval. The Audit Committee must also specifically approve in advance all permissible non-audit internal control related services to be performed by the Company’s auditors. Management provides quarterly reports to the Audit Committee concerning any fees paid to the auditors for their services.
Audit Committee Report
The Audit Committee is composed of six non-management directors who are independent as required by SEC and NYSE rules. The Audit Committee operates under a written charter adopted by the Board which is posted on the Company’s website at www.leggett-search.com/governance.
Management is responsible for the Company’s financial statements and financial reporting process, including the system of internal controls. PwC, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee is responsible for monitoring, overseeing and evaluating these processes, providing recommendations to the Board regarding the independence of and risk assessment procedures used by our independent registered public accounting firm, selecting and retaining our independent registered public accounting firm, and overseeing compliance with various laws and regulations.
At its meetings, the Audit Committee reviewed and discussed the Company’s audited financial statements with management and PwC. The Audit Committee also discussed with PwC all items required by Public Company Accounting Oversight Board Auditing Standard 1301—Communications with Audit Committees.
The Audit Committee received the written disclosures and letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence and has discussed PwC’s independence with them.
The Audit Committee has relied on management’s representation that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States and on the opinion of PwC included in their report on the Company’s financial statements.
Based on the review and discussions with management and PwC referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2016 Annual Report on Form 10-K.
Judy C. Odom (Chair)
Robert E. Brunner
Robert G. Culp, III
R. Ted Enloe, III
Joseph W. McClanathan
Phoebe A. Wood

3PROPOSAL THREE:   Advisory Vote to Approve Named Executive Officer Compensation
Pursuant to Section 14A of the Securities Exchange Act of 1934, Leggett’s shareholders have the opportunity to vote on an advisory resolution on our executive compensation package, commonly known as “Say-on-Pay,” to approve the compensation of Leggett’s named executive officers, as described in the Executive Compensation section beginning on page 17.

Because your vote is advisory, it will not be binding upon the Board; however, the Compensation Committee and the Board has considered and will continue to consider the outcome of the vote when making decisions for future executive compensation arrangements. Each year since Say-on-Pay was implemented in 2011, the compensation of our named executive officers has been approved with over 90% of the vote (receiving 97% support in 2016).
Our Compensation Committee is committed to creating an executive compensation program that enables us to attract and retain a superior management team that has targeted incentives to build long-term value for our shareholders. The Company’s compensation package uses a mix of cash and equity-based awards to align executive compensation with our annual and long-term performance. These programs reflect the Committee’s philosophy that executive compensation should provide greater rewards for superior performance, as well as accountability for underperformance. At the same time, we believe our programs do not encourage excessive risk-taking by management. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.
For these reasons, the Board requests our shareholders approve the compensation paid to the Company’s named executive officers as described in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables.
The Board recommends that you vote FOR the Company’s executive compensation package.

4PROPOSAL FOUR:   Frequency of Future Advisory Votes on Named Executive Officer Compensation
Pursuant to Section 14A of the Securities Exchange Act of 1934, Leggett’s shareholders also have the opportunity at least every six years to vote on whether future Say-on-Pay votes, such as Proposal 3, will be held every one, two or three years. Because your vote is advisory, it will not be binding upon the Board; however, the Board will take the outcome into account when determining the frequency of the Say-on-Pay vote. Beginning with our 2011 Annual Meeting, we have held Say-on-Pay votes each year.

The Board recommends that you vote for the advisory vote to be held ANNUALLY.
Discretionary Vote on Other Matters
We are not aware of any business to be acted upon at the annual meeting other than the four items described in this proxy statement. Your signed proxy, however, will entitle the persons named as proxy holders to vote in their discretion if another matter is properly presented at the meeting. If one of the director nominees is not available as a candidate for director, the proxy holders will vote your proxy for such other candidate as the Board may nominate.

EXECUTIVE COMPENSATION AND RELATED MATTERS
Compensation Discussion & Analysis
Our Compensation Committee, consisting of six independent directors, is committed to creating and overseeing an executive compensation program that enables us to attract and retain a superior management team that has targeted incentives to build long-term value for our shareholders. To meet these objectives, the Committee has implemented a compensation package that:
•
Emphasizes performance-based equity programs over cash compensation.

•
Sets incentive compensation targets intended to drive performance and shareholder value.

•
Balances rewards between short-term and long-term performance to foster sustained excellence.

•
Motivates our executive officers to take appropriate business risks.

This Compensation Discussion and Analysis describes our executive compensation program and the decisions affecting the compensation of our Named Executive Officers (the “NEOs”):
Karl G. Glassman	President and Chief Executive Officer (CEO)
Matthew C. Flanigan	Executive VP and Chief Financial Officer (CFO)
Perry E. Davis	Executive VP, President—Residential Products & Industrial Products
J. Mitchell Dolloff	Executive VP, President—Specialized Products & Furniture Products
Jack D. Crusa	Senior VP—Operations
Executive Summary
This section provides an overview of our NEOs’ compensation structure, Leggett’s pay practices and the Committee’s compensation risk management. Additional details regarding the NEOs’ pay packages, the Committee’s annual review of the executive officers’ compensation and our equity pay practices are covered in the sections that follow.
The largest component of our executive compensation package, Performance Stock Units (“PSUs”), is based on our Total Shareholder Return (“TSR”)(1) relative to approximately 320 peer companies(2) over rolling three-year periods. Leggett’s cumulative TSR from 2014-2016 was 72.8%, which placed us in the top 10% of the peer group and resulted in the maximum 175% payout versus target for the three-year PSUs vesting on December 31, 2016.
The Profitable Growth Incentive (“PGI”) is a two-year, performance-based equity program with payouts determined by revenue growth(3) and EBITDA margin(4)—two key levers for achieving our long-range TSR goals. Corporate participants did not receive a payout for the 2015-2016 PGI awards, as the Company’s revenue growth over those two years did not reach the threshold 3.5% compound annual growth rate.
Our executives’ 2016 annual incentive payouts under the Key Officers Incentive Plan tracked the Company’s operational success in 2016, in which we generated cash flow of $505 million (versus a target of $450 million) and 52.6% return on capital employed (versus a target of 46%).(5)

(1)
TSR = (Change in Stock Price + Dividends) ÷ Beginning Stock Price; assumes dividends are reinvested.

(2)
The peer group for our PSUs consists of those companies in the industrial, materials and consumer discretionary sectors of the S&P 500 and S&P Midcap 400.

(3)
Revenue growth is the compound annual growth rate of the Company’s (or applicable profit centers’) revenue during the performance period compared to the revenue of the immediately preceding year.

(4)
EBITDA margin equals the cumulative Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) during the performance period divided by the total revenue during the performance period.

(5)
The Key Officers Incentive Plan, including the calculations for adjusted cash flow and return on capital employed (ROCE), is described on page 20.

CEO Transition in 2016. In August 2015, the Company announced that Mr. Glassman (at that time Leggett’s President and Chief Operating Officer) would succeed David S. Haffner as CEO effective January 1, 2016.
On January 4, 2016, the Committee approved the following 2016 compensation package for Mr. Glassman as CEO, based upon benchmarking compensation data, Mr. Glassman’s experience and prior compensation levels, internal pay equity, and the Company’s past practice with respect to CEO compensation:
•
Base Salary—increased from $840,000 to $1,100,000

•
Target Annual Incentive—increased from 90% to 115% of base salary

•
Profitable Growth Incentive—base award remained at 77% of base salary

•
Performance Stock Units—base award increased from 200% to 275% of base salary

The Committee approved for Mr. Glassman a one-time, promotional award of 80,449 at-market, non-qualified stock options having a 10-year term and vesting in one-third increments at 18, 30 and 42 months after the grant date. The Committee believed this award would further motivate Mr. Glassman to lead the Company in continued growth and profitability as CEO. Additional details of the Committee’s compensation review process are found at page 26.
Executive Vice President Appointments. At the Committee’s quarterly meeting in November 2016, the Committee reviewed the compensation of Mr. Davis and Mr. Dolloff in connection with changes to the Company’s management structure and their promotions to Executive Vice President effective January 1, 2017. In Mr. Davis’ new position as EVP, President—Residential Products & Industrial Products, his base salary was increased from $385,000 to $425,000; and in Mr. Dolloff’s new position as EVP, President—Specialized Products & Furniture Products, his base salary was increased from $335,000 to $425,000 and his target annual incentive was increased from 50% to 60% of base salary.
Structuring the Mix of Compensation. The Committee uses its judgment to determine the appropriate percentage of variable to fixed compensation, the use of short-term and long-term performance periods, and the split between cash and equity-based compensation. The ultimate payment and value of the variable elements of their compensation depends on actual performance and could result in no payout if those conditions are not met. The following table shows the key attributes of the 2016 compensation programs used to drive performance and build long-term shareholder value:
Compensation Type	Fixed or Variable	Cash or Equity-Based	Term	Basis for Payment
Base Salary	Fixed	Cash	1 year	Individual responsibilities, performance and experience
Annual Incentive	Variable	Cash	1 year	Return on capital employed, cash flow and individual performance goals
Profitable Growth Incentive	Variable	Equity	2 years	Revenue growth and EBITDA margin
Performance Stock Units	Variable	Equity	3 years	TSR relative to peer group

Sound Pay Practices. The Company’s compensation practices include:
•
Strong emphasis on equity-based compensation to align executive and shareholder interests.

•
Maximum payout limits on all variable, performance-based compensation programs (annual incentive, PSU and PGI).

•
Internal pay relationships that reflect our executives’ differences in responsibilities, contributions and market conditions.

•
Stock ownership requirements that range from two to five times base salary, depending upon the executive’s title and responsibilities.

•
Use of tally sheets to gauge the total compensation package and potential severance payouts, as well as wealth accumulation analysis to monitor long-term alignment with shareholders.

•
Comparison of base salary and total compensation to market survey data and customized peer group for benchmarking.

•
Regular analysis of the full compensation program and its components to ensure they do not create an incentive for excessive risk-taking.

•
Clawback policies to recover cash and equity-based incentive compensation in the event of a financial restatement or if the executive engages in activities adverse to the interests of the Company.

•
Double-trigger vesting of all incentive awards (other than legacy stock options) following a change in control.

•
No re-pricing or cash buyouts of options or equity-based awards without shareholder approval.

•
Minimal perquisite compensation and no tax gross-ups.

•
Compensation Committee engagement of an independent compensation consultant.

Additional Investment in Leggett Stock. In addition to having pay packages that are heavily weighted to Leggett equity-based awards, for many years our NEOs have voluntarily deferred substantial portions of their cash compensation into Company stock through the Executive Stock Unit Program (the “ESU Program”) and the Deferred Compensation Program. Through participation in these programs, particularly the ESU Program, in which company equity is held until the executive leaves the Company, our NEOs are further invested in the long-term success of the Company.
Managing Compensation Risk. The Committee annually reviews whether our executive compensation policies and practices (as well as those that apply to our employees generally) are appropriate and whether they create risks or misalignments that are reasonably likely to have a material adverse effect on the Company.
We believe that our compensation programs align our executives’ incentives for risk taking with the long-term best interests of our shareholders. We mitigate risk by allocating incentive compensation across multiple components. This structure reduces the incentive to take excessive risk because it:
•
Rewards achievement on a balanced array of performance measures, minimizing undue focus on any single target.

•
Stresses long-term performance, discouraging short-term actions that might endanger long-term value.

•
Combines absolute and relative performance measures.

Additional safeguards against undue compensation risk include stock ownership guidelines, caps on incentive payouts and clawback policies.
Impact of 2016 Say-on-Pay Vote. At our annual meeting of shareholders held on May 17, 2016, 97% of the votes cast on the Say-on-Pay proposal approved the compensation of our NEOs. The Committee believes that this shareholder vote strongly endorses the Company’s compensation philosophy and programs. The Committee took this support into account as one of many factors it considered in connection with the discharge of its responsibilities (as described in this Compensation Discussion and Analysis) in exercising its judgment in establishing and overseeing our executive compensation arrangements throughout the year.

Our Compensation Components and Programs
Base Salary. Base salary is the only fixed portion of our NEOs’ compensation package. Salary levels are intended to reflect specific responsibilities, performance and experience, while taking into account market compensation levels for comparable positions. Although base salary makes up less than one-fourth of our NEOs’ aggregate compensation, it’s the foundation for the total package with the variable compensation components set as percentages of base salary:
Name	2016 Base Salary	Annual Incentive: Target Percentage of Base Salary	PGI Awards: Target Percentage of Base Salary(1)	PSU Awards: Target Percentage of Base Salary(1)
Karl G. Glassman, CEO	1,100,000	115%	77%	275%
Matthew C. Flanigan, CFO	523,000	80%	70%	175%
Perry E. Davis, EVP	425,000	60%	64%	130%
J. Mitchell Dolloff, EVP	425,000	51.7%(2)	64%	130%
Jack D. Crusa, SVP	380,000	60%	64%	130%

(1) The methods for valuing and calculating the PGI and PSU awards are described in the Equity-Based Awards section on page 23.
(2) Reflects Mr. Dolloff’s mid-year annual incentive adjustment from 50% to 60%.
The Committee reviews and determines the NEOs’ base salaries (along with the rest of their compensation package) during the annual review, which is discussed on page 26.
Annual Incentive. Our NEOs earn their annual incentive, a cash bonus paid under the Key Officers Incentive Plan (the “Incentive Plan”), based on achieving certain performance targets for the year.
Our executive officers are divided into two groups under the Incentive Plan depending upon their areas of responsibility: (i) corporate participants (Mr. Glassman and Mr. Flanigan), whose performance criteria and payouts are based on the Company’s overall results, and (ii) profit center participants (Mr. Davis, Mr. Dolloff and Mr. Crusa) whose performance targets are set for the operations under their control. The NEOs also have individual performance goals (“IPGs”) as part of their annual incentive.
Each NEO has a target incentive amount—the amount received if he achieved exactly 100% of all performance goals. The target incentive amount is the officer’s base salary multiplied by his target incentive percentage. At the end of the year, the target incentive amount is multiplied by the payout percentages for the various performance metrics (each with its own weighting) to determine the annual incentive payout. The annual incentive payout is calculated as follows and more fully described below:

Performance Metrics. For the 2016 annual incentive, the Committee selected two performance metrics for corporate participants and two for profit center participants, in addition to the IPGs:
Performance Measures	Relative Weight
Return on Capital Employed(1)	60%
Cash Flow(2)	20%
Individual Performance Goals	20%

(1)
Return on Capital Employed (ROCE) = Earnings Before Interest and Taxes (EBIT) ÷ quarterly average of Net Plant Property and Equipment (PP&E) and Working Capital (excluding cash and current maturities of long-term debt).

(2)
For corporate participants (Glassman and Flanigan): Cash Flow = Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) – Capital Expenditures +/- Change in Working Capital (excluding cash and current maturities of long-term debt) + Non-Cash Impairments. For profit center participants (Davis, Dolloff and Crusa), the same formula is used, except (i) EBITDA is adjusted for currency effects and (ii) change in working capital excludes balance sheet items not directly related to ongoing activities.

The Committee chose ROCE as the primary incentive target to improve earnings and maximize returns on key assets while reducing inventory, increasing production and managing working capital. The annual incentive is also based upon cash flow, which is critical to fund the Company’s dividend, capital expenditures and ongoing operations. The 2016 award formula provides that the ROCE and cash flow calculations will be adjusted for all items of gain, loss or expense (i) from non-cash impairments; (ii) related to loss contingencies identified in the Company’s 2015 10-K; (iii) that are unusual in nature or infrequent in occurrence; (iv) related to the disposal of a segment of a business; or (v) related to a change in accounting principle. Profit center participants are also subject to an adjustment ranging from a potential 5% increase for exceptional safety performance to a 20% deduction for their operations’ failure to achieve safety, audit and environmental standards.
Individual Performance Goals. In addition to the financial metrics described above, the annual incentive includes IPGs that are tailored to each executive’s responsibilities and aligned with the Company’s strategic goals. The Committee approved the 2016 IPGs covering the following areas of responsibility:
Name	Individual Performance Goals
Karl G. Glassman, CEO	Strategic planning, growth initiatives and succession planning
Matthew C. Flanigan, CFO	Strategic planning, credit facility renewal, information technology and internal audit improvements
Perry E. Davis, EVP	Growth of targeted businesses and supply chain initiatives
J. Mitchell Dolloff, EVP	Growth initiatives and succession planning
Jack D. Crusa, SVP	Production improvements for targeted businesses, purchasing initiatives and succession planning
The Committee reviewed and approved the executives’ achievement of their 2016 IPGs at its February 2017 meeting, using the performance scale detailed in the tables below.

Targets and Payout Schedules. Upon selecting the metrics and IPGs, the Committee established performance achievement targets and payout schedules. In setting the payout schedules, the Committee evaluated various payout scenarios before selecting one that struck a balance between accountability to shareholders and motivation for participants. The payout for each portion of the annual incentive is capped at 150%. The NEOs’ annual incentive ultimately depends upon how well they perform against the targets.
2016 Corporate Payout Schedule
ROCE (1)		Cash Flow (1) (millions)		Individual Performance Goals (1–5 scale)
Achievement	Payout	Achievement	Payout	Achievement	Payout
<39%	0%	<$400	0%	1 – Did not achieve goal	0%
39%	50%	400	50%	2 – Partially achieved goal	50%
42.5%	75%	425	75%	3 – Substantially achieved goal	75%
46%	100%	450	100%	4 – Fully achieved goal	100%
49.5%	125%	475	125%	5 – Significantly exceeded goal	up to 150%
53%	150%	500	150%
2016 Profit Center Payout Schedule
ROCE and Free Cash Flow (Relative to Target)		Individual Performance Goals (1–5 scale)
Achievement (2)	Payout	Achievement	Payout
<80%	0%	1 – Did not achieve goal	0%
80%	60%	2 – Partially achieved goal	50%
90%	80%	3 – Substantially achieved goal	75%
100%	100%	4 – Fully achieved goal	100%
110%	120%	5 – Significantly exceeded goal	up to 150%
120%	140%
125%	150%

(1) The 2016 results for corporate participants (Mr. Glassman and Mr. Flanigan) were 52.6% ROCE (resulting in a 147.5% payout) and $505 million of cash flow (resulting in a 150% payout).
(2) As a profit center participant, Mr. Davis’ target for a 100% payout for his profit centers’ ROCE was 33.9% (40.6% actual), and his free cash flow target was $185 million ($209 million actual); Mr. Dolloff’s ROCE target was 61.1% (88.3% actual), and his free cash flow target was $122 million ($202 million actual); and Mr. Crusa’s ROCE target was 54.4% (70.9% actual), and his free cash flow target was $190 million ($258 million actual).

The following table provides the details of the 2016 annual incentive payouts for our NEOs:
Name	Target Incentive Amount				Weighted Payout Percentage					Annual Incentive Payout
Karl G. Glassman, CEO	$1,265,000			×	147.3%				=	$1,863,345
	Salary	×	Target %		Metric	Payout %	×	Weight
	$1,100,000		115%		ROCE	147.5%		60%
					Cash Flow	150%		20%
					IPGs	143.8%		20%
Matthew C. Flanigan, CFO	$418,400			×	144.5%				=	$604,588
	Salary	×	Target %		Metric	Payout %	×	Weight
	$523,000		80%		ROCE	147.5%		60%
					Cash Flow	150%		20%
					IPGs	130%		20%
Perry E. Davis, EVP	$255,000			×	130.5%				=	$332,775
	Salary	×	Target %		Metric	Payout %	×	Weight
	$425,000		60%		ROCE	139%		60%
					FCF	126%		20%
					IPGs	101.7%		20%
					2% Compliance Adjustment
J. Mitchell Dolloff, EVP	$219,725			×	149.9%				=	$329,368
	Salary	×	Target %		Metric	Payout %	×	Weight
	$425,000		51.7%		ROCE	150%		60%
					FCF	150%		20%
					IPGs	137.7%		20%
					3% Compliance Adjustment
Jack D. Crusa, SVP	$228,000			×	145.8%				=	$332,424
	Salary	×	Target %		Metric	Payout %	×	Weight
	$380,000		60%		ROCE	150%		60%
					FCF	150%		20%
					IPGs	125%		20%
					1% Compliance Adjustment
Equity-Based Awards. In 2016, we granted performance stock units and Profitable Growth Incentive awards to our NEOs and other senior managers. The PSU and PGI awards tie our executive officers’ pay to the Company’s performance and shareholder returns. The payouts from these equity-based awards reflect our philosophy that executive compensation should provide greater rewards for superior performance, as well as accountability for underperformance. The Committee has established the combined PSU and PGI target awards for the NEOs with the intent to place their long-term incentive compensation near the market median.
Performance Stock Units. Leggett’s long-term strategic plan emphasizes the Company’s Total Shareholder Return (“TSR”) performance versus peer companies. The Committee grants PSUs to a small group of senior managers, including the NEOs, to drive and reward those results. The PSU grants are set by multiplying the executive’s base salary by the PSU award percentage (see table on page 20).
PSUs have a three-year performance period, with the payout based on Leggett’s three-year TSR relative to the TSR of all the companies in the industrial, materials and consumer discretionary sectors of the S&P 500 and S&P Midcap 400 (about 320 companies). Although Leggett is a member of the S&P 500, our market capitalization is significantly below that group’s median, so the Committee included the S&P Midcap 400 in the group as well. In addition, nearly all of our business units fall into these industry sectors. At the end of the three-year performance period, if the threshold performance level is met, a percentage of each officer’s PSU base award is payable depending on Leggett’s TSR rank within the group.

PSU Payout Schedule
(based on Peer Group TSR)
Performance Level	Percentile Rank		Payout %
Threshold		25th	25%
Target		50th	75%
Maximum	>	75th	175%
The PSU awards granted in January 2014 vested on December 31, 2016. Leggett’s TSR for that three-year period was in the 90.4 percentile of the peer group, resulting in a payout of 175% of the base award. Our TSR ranks in the 71st percentile for the 2015 PSU awards with one year remaining in the performance period, and our TSR for the 2016 PSU awards ranks in the 56th percentile with two years remaining. The PSUs are paid out 35% in cash and 65% in Company stock, although the Company reserves the right to pay up to 100% in cash.
Profitable Growth Incentive. Leggett’s strategic plan also focuses on long-term revenue growth, while improving profit margins. The Committee established the Profitable Growth Incentive (“PGI”) in 2013 as a performance-based equity program to provide additional incentive to our senior management, including the NEOs, to drive and reward those results. The PGI awards replaced the annual option grants which had been part of our NEOs’ compensation package for many years. PGI awards are set by multiplying the executive’s base salary by the PGI award percentage (see table on page 20).
The PGI awards are issued as stock units that vest at the end of a two-year performance period with payouts based on a matrix of revenue growth and EBITDA margin. The threshold achievement for revenue growth is the projected GDP growth of our primary geographic markets, and the EBITDA margin scale is based upon the Company’s prior three-year average. When these metrics are taken in combination, the PGI payout scale rewards growth at or above GDP while maintaining or improving historical margins.
For the PGI awards granted in 2016, the payout schedule for our Corporate Participants (Mr. Glassman and Mr. Flanigan) is:
EBITDA Margin(1)	Payout Percentage
19.7%	250%
18.7%	213%	250%
17.7%	175%	213%	250%
16.7%	138%	175%	213%	250%
15.7%	100%	138%	175%	213%	250%
14.7%	75%	100%	138%	175%	213%	250%
13.7%	50%	75%	100%	138%	175%	213%	250%
12.7%	25%	50%	75%	100%	138%	175%	213%	250%
	2.8%	3.8%	4.8%	5.8%	6.8%	7.8%	8.8%	9.8%
	Revenue Growth(2)

(1)
EBITDA margin equals the cumulative Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) during the performance period divided by the total revenue during the performance period.

(2)
Revenue growth is the compound annual growth rate of the Company’s (or applicable profit centers’) revenue during the performance period compared to the revenue of the immediately preceding year. The Revenue Growth rate is subject to adjustment by the difference (positive or negative) between the forecast GDP growth (set prior to the PGI awards) and the actual GDP growth (determined at the end of the performance period), but such adjustment will be made only if the difference is greater than ±1.0%. The forecast GDP growth for the 2016-2017 performance period is 2.8%, representing the weighted average GDP growth in the primary geographies where the Company does business, using data from the International Monetary Fund’s January 2016 World Economic Outlook Update.

Each of the Profit Center Participants has his own payout matrix based upon the operations for which he is responsible. Mr. Davis’ payout matrix is structured in the same manner as shown above, but is based on an EBITDA margin range of 16.7% to 23.7% and a revenue growth range of 2.8% to 9.8%. Mr. Dolloff’s payout matrix is based on an EBITDA margin range of 20.5% to 27.5% and a revenue growth range of 3.1% to 10.1%. Due to the planned transition of Mr. Crusa’s responsibilities from 2016 to 2017, he had one payout matrix for 2016 based on the Industrial Materials and Specialized Products Segments with an EBITDA margin range of 16.9% to 23.9% and a revenue growth range of 3.0% to 10.0%, and another payout matrix for 2017 based on the Industrial Materials Segment with an EBITDA margin range of 12.4% to 19.4% and a revenue growth range of 2.6% to 9.6%.
The calculation of revenue growth and EBITDA margin include results from businesses acquired during the performance period. Revenue Growth and EBITDA margin exclude results for any businesses divested during the performance period, and the divested businesses’ revenue is deducted from base revenue used to calculate the growth rate. EBITDA results are adjusted to eliminate gain, loss or expense (i) from non-cash impairments; (ii) related to loss contingencies identified in the Company’s 2015 10-K; (iii) that are unusual in nature or infrequent in occurrence; (iv) related to the disposal of a segment of a business; or (v) related to a change in accounting principle. Fifty percent of the vested PGI awards will be paid out in cash, and the Company intends to pay out the remaining 50% in shares of the Company’s common stock, although the Company reserves the right to pay up to 100% in cash.
The PGI awards granted in 2015 vested on December 31, 2016. Corporate participants, including Mr. Glassman and Mr. Flanigan, did not receive a payout for the 2015-2016 PGI awards, as the Company’s revenue growth over those two years did not reach the threshold 3.5% compound annual growth rate. Similarly, Mr. Davis and Mr. Crusa did not receive PGI payouts, as the profit centers for which they are responsible also did not reach the revenue growth threshold. Mr. Dolloff received a 250% PGI payout for his profit centers’ performance.
Restricted Stock Units. The Committee has made periodic grants of time-based restricted stock units to officers based upon promotions and retention; however, no awards were granted to NEOs in 2016.
Stock Options. As discussed at page 18, on January 4, 2016, the Committee approved a one-time, promotional award of 80,449 at-market, non-qualified stock options to Mr. Glassman in connection with his appointment as CEO. This is the only option award to an NEO since 2012.
Other Compensation Programs. The NEOs have voluntarily deferred substantial portions of their cash compensation into Leggett equity through the Executive Stock Unit Program and the Deferred Compensation Program for many years, building an additional long-term stake in the Company. The Company also provides a 401(k) and non-qualified excess plan in which some of our executives choose to participate.
Executive Stock Unit Program. All our NEOs have significant holdings in the ESU Program, our primary executive retirement plan. These accounts are held until the executives terminate employment.
The ESU Program is a non-qualified retirement program that allows executives to make pre-tax deferrals of up to 10% of their compensation into diversified investments. We match 50% of the executive’s contribution in Company stock units, which may increase up to a 100% match if the Company meets annual ROCE targets linked to the Incentive Plan. The Company makes an additional 17.6% contribution to the diversified investments acquired with executive contributions and to Leggett stock units acquired with Company matching funds. Matching contributions vest once employees have participated in the ESU Program for five years. Leggett stock units held in the ESU Program accrue dividends, which are used to acquire additional stock units at a 15% discount. At distribution, the balance of the diversified investments is paid in cash. Although the Company intends to settle the Leggett stock units in shares of the Company’s common stock, it reserves the right to distribute the entire account balance in cash.
Deferred Compensation Program. The Deferred Compensation Program allows key managers to defer up to 100% of salary, incentive awards and other cash compensation in exchange for any combination of the following:
•
Stock units with dividend equivalents, acquired at a 20% discount to the fair market value of our common stock on the dates the compensation or dividends otherwise would have been paid.

•
At-market stock options with the underlying shares of common stock having an initial market value five times the amount of compensation forgone, with an exercise price equal to the closing market price of our common stock on the last business day of the prior year.

•
Cash deferrals with an interest rate intended to be slightly higher than otherwise available for comparable investments.

Participants who elect a cash or stock unit deferral can receive distributions in a lump sum or in annual installments. Distribution payouts must begin no more than 10 years from the effective date of the deferral and all amounts subject to the deferral must be distributed within 10 years of the first distribution payout. Although the Company intends to settle the stock units in shares of the Company’s common stock, it reserves the right to distribute the balance in cash. Participants who elect at-market stock options, which have a 10-year term, may exercise them approximately 15 months after the start of the year in which the deferral was made.
Retirement K and Excess Plan. The Company’s defined benefit Retirement Plan was frozen in 2006 (see description on page 36). Employees who had previously participated in the Retirement Plan were offered a replacement benefit: a tax-qualified defined contribution Section 401(k) Plan (the “Retirement K”). The Retirement K includes an age-weighted Company matching contribution designed to replicate the benefits lost by the Retirement Plan freeze.
Many of our officers cannot fully participate in the Retirement K due to limitations imposed by the Internal Revenue Code or the Employee Retirement Income Security Act, or as a result of their participation in the Deferred Compensation Program. Consequently, we maintain a non-qualified Retirement K Excess Plan which permits affected executives to receive the full matching benefit they would otherwise have been entitled to under the Retirement K. Amounts earned in the Retirement K Excess Plan are paid out in cash no later than March 15 of the following year and are eligible for the Deferred Compensation Program.
Perquisites and Personal Benefits. The Committee believes perquisites should not be a significant part of our executive compensation program. In 2016, perquisites were less than 1% of each NEO’s total compensation and consisted of use of a Company car, occasional spousal travel to accompany executives on business trips, and executive physicals. We believe these benefits are appropriate when viewed in the overall context of our executive compensation program.
How Compensation Decisions Are Made
The Committee uses its informed judgment to determine the appropriate type and mix of compensation elements; to select performance measures, target levels and payout schedules for incentive compensation; and to determine the level of salary and incentive awards for each executive officer. The Committee may delegate its duties and responsibilities to one or more Committee members or Company officers, as it deems appropriate, but may not delegate authority to non-members for any action involving executive officers. The full Board must review and approve certain actions, including employment and severance benefit agreements and amendments to stock plans.
The Committee has the authority to engage its own external compensation consultant as needed and has engaged Meridian Compensation Partners, LLC as its independent consultant since 2012. The Company conducted a conflict of interest assessment prior to the Committee engaging Meridian (and on an annual basis thereafter), which verified, in the Committee’s judgment, Meridian’s independence and that no conflicts of interest existed. Meridian does not provide any other services to the Company and works with the Company’s management only on matters for which the Compensation Committee is responsible.
The Committee engaged Meridian to perform a competitive review of the Company’s executive pay programs in comparison to market levels. Meridian also advised on selecting a peer group of companies for executive compensation benchmarking, provided comparative data for the annual executive compensation review described below, and assisted with other compensation matters as requested. Representatives from Meridian also attend Committee meetings on request.
The Company’s Legal and Human Resources Departments also provide compensation data, research and analysis that the Committee may request, and personnel from those departments, along with Mr. Glassman, regularly attend Committee meetings. However, the Committee meets in executive session without management present to discuss CEO performance and compensation, as well as any other matters deemed appropriate by the Committee.
The CEO recommends to the Committee compensation levels for the other executive officers, including salary increases, annual incentive targets and equity award values, based on his assessment of each executive’s performance and level of responsibility. The Committee evaluates those recommendations and accepts or makes adjustments as it deems appropriate.
The Annual Review and Use of Compensation Data
The Committee performs the executive compensation annual review in March of each year. During the annual review, the Committee evaluates the four primary elements of the annual compensation package for executive officers: base salary, annual incentive, performance stock units and the Profitable Growth Incentive. Based on this review, the Committee approves any base salary increases and sets the annual incentive target percentage for each executive officer. As discussed above, increases to base salary affect all four elements of the compensation package, because the variable compensation elements (annual incentive, PSUs and PGI) are each set as a percentage of base salary. The Committee also reviews the equity award percentages at its November meeting, then the Committee approves the PSU awards on the first business day of the year and the PGI awards at the February or March meeting.
Prior to the annual review, the Committee reviews the total compensation package for the preceding year as described in the proxy statement. This review includes secondary compensation elements, such as voluntary equity plans and retirement plans, as well as potential payments upon termination or change in control. Decisions about secondary and post-termination compensation elements are made at various times throughout the year as the plans or agreements giving rise to the compensation are reviewed.
In connection with the 2016 annual review, the Committee evaluated the following data presented by the Company and Meridian to consider each executive’s compensation package in the context of past decisions, internal pay relationships and the external market:
•
Compensation data from the executive compensation peer group proxy filings and two general industry surveys published by national consulting firms (described more fully below).

•
Current annual compensation for each executive officer.

•
The potential value of each executive officer’s compensation package under three Company performance scenarios (threshold, target and outstanding performance).

•
Comparison of CEO target and realizable pay for the prior five years.

•
The cash-to-equity ratio and fixed-to-variable pay ratio of each executive officer’s compensation package.

•
Compliance with our stock ownership requirements.

•
A summary of each executive’s accumulated wealth from outstanding equity awards, including a sensitivity analysis of the impact of changes in our stock price.

Among the factors the Committee considers when making compensation decisions is the compensation of our NEOs relative to the compensation paid to similarly-situated executives in our markets. We believe, however, that a benchmark should be just that—a point of reference for measurement, not the determinative factor for our executives’ compensation. Because the comparative compensation information is just one of several analytic tools that are used in setting executive compensation, the Committee has discretion in determining the nature and extent of its use.
Benchmarking Against Peer Companies. In 2016, the Committee again used a peer group to provide additional insight into company-specific pay levels and practices. The Committee evaluates market data provided by compensation surveys, and views the use of a peer group as an additional reference point when reviewing the competitiveness of NEO pay levels.
In developing the peer group in 2012, the Committee directed Meridian to focus on companies in comparable industries with a similar size and scope of business operations as Leggett. Additionally, the Committee considered companies that could be likely sources for executive talent and business customers. The Committee approved a final group comprised of 19 U.S.-based diversified manufacturing companies that generally ranged between 50% and 200% of Leggett’s revenue and market value. The Committee periodically reviews the composition of the peer group to ensure these companies remain relevant for comparative purposes.
In 2016, the Committee eliminated BorgWarner Inc. and Pall Corp. (which had been acquired during the year) from the peer group and added Fortune Brands Home & Security, Inc. and La-Z-Boy Incorporated to maintain the peer group at 18 companies, with Leggett near the group’s median revenue:
American Axle & Manufacturing Holdings, Inc.	Lennox International Inc.
Armstrong World Industries, Inc.	Mohawk Industries, Inc.
Carlisle Companies, Incorporated	Mueller Industries, Inc.
Cooper Tire & Rubber Company	Owens Corning
Donaldson Company, Inc.	PENTAIR plc
Fortune Home Brands & Security, Inc.	Tempur Sealy International, Inc.
Harman International Industries, Incorporated	Tenneco Inc.
Kennametal Inc.	Terex Corporation
La-Z-Boy Incorporated	The Timken Company

Compensation Survey Data. The Committee used broad-based compensation surveys published by Towers Watson (“U.S. Compensation Data Bank—General Industry”) and Aon Hewitt (“TCM Total Compensation by Industry—Executive, United States”) to develop a balanced picture of the compensation market.
We sought the largest sample size possible from each survey, as we believe the validity of data increases with sample size. The Committee uses data from a broad base of companies that most closely match the NEOs’ job descriptions. The industry groups and sample sizes of the surveys with respect to the NEO positions were as follows:
	Towers Watson	Aon Hewitt
Survey Group	All industries, $4.3 billion median revenue	Manufacturing only, $3.6 billion median revenue
	Companies in Survey Group by Position
CEO	107	38
CFO	108	37
Segment Head 1	112*	95*
Segment Head 2	86**	56**
* Business units with $1.2 billion median revenue	* Business units with $1.7 billion median revenue
** Business units with $586 million median revenue	** Business units with $690 million median revenue
The Committee used the peer group and compensation surveys to get a general sense of the competitive market. These sources generally showed our executive officers’ compensation was in line with the Committee’s philosophy of paying somewhat below market median for base salaries with the potential to move above the median with outstanding results under variable compensation programs (annual incentive, PSUs and PGI). Individual pay levels may vary relative to the market median for a number of reasons, including tenure, responsibilities, performance and the like.
Additional Considerations. Although the Committee views benchmarking data as a useful guide, it gives significant weight to (i) the mix of fixed to variable pay, (ii) the ratio of cash to equity-based compensation, (iii) internal pay equity, and (iv) individual responsibilities, experience, and merit when establishing base salaries, annual incentive percentages and equity award percentages. While the Committee monitors these pay relationships, it does not target any specific pay ratios.
The Committee also considers the Company’s merit increase budget for all salaried U.S. employees in determining salary increases for executive officers. The 2016 merit increase budget of 3% was based on the Consumer Price Index, other national economic data and our own business climate.
In connection with the 2016 annual review, the Committee raised Mr. Flanigan’s base salary by 3.1%, and each of Mr. Davis’ and Mr. Crusa’s by 4.1%. Mr. Glassman and Mr. Dolloff had each received base salary increases in January 2016 in connection with their promotions. The NEOs’ annual incentive target percentages were held at their then-current levels.
In November 2016, the Committee adjusted the compensation of Mr. Davis and Mr. Dolloff in connection with changes to the Company’s management structure and their promotions to Executive Vice President, as detailed on page 18.
Equity Grant Practices
The Committee discussed potential equity-based awards at length at its November 2015 meeting, and then approved the final 2016 PSU grants during a telephone meeting on the first business day of the year. The PGI awards were approved at the Committee’s February meeting. The Committee does not approve grants of equity-based awards when aware of material inside information.
Performance of Past Equity-Based Awards. The Committee monitors the value of past equity-based awards to gain an overall assessment of how current compensation decisions fit with past practices and to determine the executive’s accumulated variable compensation. However, the Committee does not increase current-year equity-based awards, or any other aspect of the NEOs’ compensation, to adjust for the below-expected performance of past equity-based awards.
Clawback Provisions. All equity-based awards are subject to a clawback provision included in our Flexible Stock Plan, which allows the Committee to recover any benefits received on the vesting, exercise or payment of any award if the employee violates any confidentiality, non-solicitation or non-compete obligations, or engages in activity adverse to the interests of the Company, including fraud or conduct contributing to any financial restatement. In addition, the award documents for our PSU and PGI programs include clawback provisions triggered if the Company is required to restate previously reported financial results.

Executive Stock Ownership Guidelines. The Committee believes executive officers should maintain a meaningful ownership stake in the Company to align their interests with those of our shareholders. We expect executive officers to attain the following levels of stock ownership within five years of appointment and to maintain those levels throughout their employment.
CEO	5X base salary
CFO	3X base salary
All other Executive Officers	2X base salary
Shares of the Company’s stock owned outright, stock units and net shares acquirable upon the exercise of deferred compensation stock options count toward satisfying the ownership totals. A decline in the stock price can cause an executive officer who previously met the threshold to fall below it temporarily. An executive officer who has not met the ownership requirement or falls below it due to a stock price decline, may not sell Leggett shares and must hold any net shares acquired upon the exercise of stock options or vesting of stock units until he meets the ownership threshold. As of December 31, 2016, all of our NEOs were in compliance with their stock ownership requirements with holdings well in excess of these threshold levels.
Employment and Change in Control Agreements
On the Committee’s recommendation, the Board entered into renewed employment agreements with Mr. Glassman and Mr. Flanigan in March 2013, with the term ending on the date of the 2017 annual shareholder meeting. The details of the termination provisions of the employment agreements are found on page 38.
In March 2013, the Company also entered into an amended severance benefit agreement with Mr. Glassman (to eliminate the excise tax gross-ups included in his previous agreement) and a new severance benefit agreement with Mr. Flanigan. Mr. Dolloff also has a severance benefit agreement entered into in 2000 and amended in 2008. These agreements are designed to protect both the executive officers’ and the Company’s interests in the event of a change in control of the Company. The material terms and conditions of these agreements and the Company’s potential financial obligations arising from these agreements are described on page 38. The Company does not offer severance benefits to any other NEOs.
The benefits provided under the severance benefit agreements do not impact the Committee’s decisions regarding other elements of the executive officers’ compensation. Because these agreements provide contingent compensation, not regular compensation, they are evaluated separately in view of their intended purpose.
Tax Considerations
Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to public companies for compensation over $1 million paid to certain executive officers. However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. While the Company takes reasonable and practical steps in an effort to minimize compensation that exceeds the $1 million cap, in some circumstances the Committee may determine the best form of compensation for the intended purpose may be one that is not tax-deductible under Section 162(m), such as the inclusion of IPGs in the annual incentive program.
In 2016, the Company paid Mr. Glassman some non-deductible compensation which exceeded the $1 million threshold. Those amounts resulted from base salary, payouts of previously deferred compensation, the vesting of service-based RSUs, and the IPG portion of the annual incentive.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management and, based on that review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement.
Phoebe A. Wood (Chair)
Robert E. Brunner
R. Ted Enloe, III
Manuel A. Fernandez
Joseph W. McClanathan
Judy C. Odom

Summary Compensation Table
The following table reports the total 2016 compensation of our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers as of December 31, 2016. Collectively, we refer to these five executives as the “Named Executive Officers” or “NEOs.”
Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value; Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (1)(5)	Total
Karl G. Glassman, President and Chief Executive Officer	2016	$1,095,000	$3,565,927	$869,276	$1,863,345	$84,295	$577,209	$8,055,052
	2015	833,077	2,421,092		1,049,328	50,383	519,150	4,873,030
	2014	804,231	2,226,526		976,131	101,242	494,166	4,602,296
Matthew C. Flanigan, Executive VP and Chief Financial Officer	2016	519,308	1,161,499		604,588	29,665	364,699	2,679,729
	2015	503,077	1,294,712		567,840	17,908	343,283	2,726,820
	2014	486,538	1,161,996		486,864	39,489	306,425	2,481,312
Perry E. Davis, Executive VP, President—Residential Products & Industrial Products	2016	386,154	677,094		332,775	22,235	121,716	1,539,974
	2015	365,846	736,177		312,576	7,406	115,594	1,537,599
	2014	348,077	665,787		308,352	41,187	107,962	1,471,365
J. Mitchell Dolloff,(6) Executive VP, President—Specialized Products & Furniture Products	2016	344,846	613,773		329,368	14,952	154,560	1,457,499
Jack D. Crusa,(6) Senior VP—Operations	2016	376,538	668,717		332,424	36,423	160,878	1,574,980
	2015	359,692	715,513		319,083	22,405	145,241	1,561,934
	2014	339,692	659,989		251,541	47,750	118,241	1,417,213

(1)
Amounts reported in these columns include cash compensation (base salary, non-equity incentive plan compensation and certain other cash items) that was deferred into the ESU Program (to acquire diversified investments) and/or the Deferred Compensation Program (to acquire, at the NEO’s election, an interest-bearing cash deferral or Leggett stock units), as follows:

				Deferred Compensation Program
Name	Year	Total Cash Compensation Deferred	ESU ($)	Cash Deferral ($)	Stock Options (#)	Stock Units (#)
Karl G. Glassman	2016	$1,092,909	$292,909		47,596	10,621
	2015	985,382	185,382			21,862
	2014	975,233	175,233			25,924
Matthew C. Flanigan	2016	944,230	109,527		15,448	17,971
	2015	770,110	104,271			17,831
	2014	679,810	94,535			17,394
Perry E. Davis	2016	171,821	69,038	$102,783
	2015	114,067	65,021	49,046
	2014	137,794	62,861	74,933
J. Mitchell Dolloff	2016	360,863	64,546			7,486
Jack D. Crusa	2016	225,555	68,034			4,151
	2015	195,836	63,727			3,650
	2014	165,958	56,342			3,935
See the Grants of Plan-Based Awards Table on page 33 for further information on Leggett equity-based awards received in lieu of cash compensation in 2016.

(2)
Amounts reported in this column reflect the grant date fair value of the PSU awards and Profitable Growth Incentive awards, as detailed in the table below. For a description of the assumptions used in calculating the grant date fair value, see Note K to Consolidated Financial Statements to our Annual Report on Form 10-K for the year ended December 31, 2016. The potential maximum fair value of the PSU awards and the PGI awards on the grant date are also included in the table below.

Name	Year	PSU Awards: Grant Date Fair Value	PSU Awards: Potential Maximum Value at Grant Date	PGI Awards: Grant Date Fair Value	PGI Awards: Potential Maximum Value at Grant Date
Karl G. Glassman	2016	$2,648,552	$4,634,966	$917,375	$2,293,438
	2015	1,759,519	3,079,157	661,573	1,653,932
	2014	1,600,909	2,801,590	625,617	1,564,043
Matthew C. Flanigan	2016	777,096	1,359,918	384,403	961,006
	2015	930,951	1,629,164	363,761	909,402
	2014	847,271	1,482,725	314,725	786,812
Perry E. Davis	2016	420,676	736,183	256,418	641,044
	2015	497,141	869,996	239,036	597,591
	2014	443,809	776,665	221,978	554,946
J. Mitchell Dolloff	2016	381,520	667,660	232,253	580,631
Jack D. Crusa	2016	415,656	727,398	253,061	632,653
	2015	483,419	845,983	232,094	580,236
	2014	440,003	770,004	219,986	549,964
(3)
Amounts in this column represent the grant date fair value of the stock options calculated using the Black-Scholes option value model. For a description of the assumptions used in calculating the grant date fair value, see Note K to Consolidated Financial Statements to our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)
Amounts reported in this column for 2016 are set forth below.

Name	Change in Pension Value (a)	ESU Program (b)	Deferred Stock Units (c)	Total
Karl G. Glassman	$23,763	$30,923	$29,609	$84,295
Matthew C. Flanigan	9,952	13,113	6,600	29,665
Perry E. Davis	13,765	8,470		22,235
J. Mitchell Dolloff		5,712	9,240	14,952
Jack D. Crusa	11,499	11,363	13,561	36,423

(a)
Change in the present value of the NEO’s accumulated benefits under the defined benefit Retirement Plan, as described on page 36. The present value of Retirement Plan benefits was affected by the decrease in the Plan’s discount rate from 4.00% to 3.75% in 2016.

(b)
15% discount on dividend equivalents for stock units held in the ESU Program, as described on page 25.

(c)
20% discount on dividend equivalents for stock units held in the Deferred Compensation Program, as described on page 25.

(5)
Amounts reported in this column for 2016 are set forth below:

Name	ESU Program (a)	Deferred Stock Units (b)	Retirement K Matching Contributions (c)	Retirement K Excess Payments (c)	Life and Disability Insurance Benefits	Perks (d)	Total
Karl G. Glassman	$348,163	$100,000	$9,540	$96,938	$5,055	$17,513	$577,209
Matthew C. Flanigan	145,920	176,219	9,540	30,920	2,070		364,669
Perry E. Davis	92,147		9,540	16,344	3,685		121,716
J. Mitchell Dolloff	78,773	74,079			1,708		154,560
Jack D. Crusa	90,416	39,380	9,540	15,983	5,559		160,878

(a)
This amount represents the Company’s matching contributions under the ESU Program, the additional 17.6% contribution for diversified investments acquired with employee contributions and the 15% discount on Leggett stock units acquired with Company matching contributions.

(b)
This amount represents the 20% discount on stock units acquired with employee contributions to the Deferred Compensation Program.

(c)
The Retirement K and Retirement K Excess Plan are described on page 36.

(d)
Only perquisites or other personal benefits with an aggregate value of $10,000 or more are included in the Summary Compensation Table. Perquisites for our executive officers in 2016 consisted of use of a Company car, occasional spousal travel to accompany executives on business trips, and executive physicals. For disclosure purposes, perquisites are valued at the Company’s incremental cost.

(6)
Mr. Dolloff became an NEO of the Company for the first time in 2016. Mr. Crusa was an NEO in 2013, as well as in 2015; although he was not an NEO in 2014, that year’s compensation data has been included for Mr. Crusa as well.

Grants of Plan-Based Awards in 2016
The following table sets forth, for the year ended December 31, 2016, information concerning each grant of an award made to the NEOs in 2016 under the Company’s Flexible Stock Plan and the Key Officers Incentive Plan.
Name	Grant Date	Award Type (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Shares of Stock or Units (#)(4)	All Other Option Awards: Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Karl G. Glassman	3/23/16	AI	$632,500	$1,265,000	$1,897,500
	1/4/16	SOA								80,449	$41.02	$869,276
	1/4/16	PSU				16,488	49,463	115,413				2,648,552
	2/24/16	PGI				5,125	20,500	51,250				917,375
	—	DSU							10,621			500,000
	12/31/15	DSO								47,596	42.02	509,277
Matthew C. Flanigan	3/23/16	AI	209,200	418,400	627,600
	1/4/16	PSU				4,838	14,513	33,863				777,096
	2/24/16	PGI				2,148	8,590	21,475				384,403
	—	DSU							17,971			881,095
	12/31/15	DSO								15,448	42.02	165,294
Perry E. Davis	3/23/16	AI	153,000	255,000	382,500
	1/4/16	PSU				2,619	7,856	18,331				420,676
	2/24/16	PGI				1,433	5,730	14,325				256,418
J. Mitchell Dolloff	3/23/16	AI	131,835	219,725	329,588
	1/4/16	PSU				2,375	7,125	16,625				381,520
	2/24/16	PGI				1,298	5,190	12,975				232,253
	—	DSU							7,486			370,396
Jack D. Crusa	3/23/16	AI	136,800	228,000	342,000
	1/4/16	PSU				2,588	7,763	18,113				415,656
	2/24/16	PGI				1,414	5,655	14,138				253,061
	—	DSU							4,151			196,901

(1)
Award Type:

AI—Annual Incentive
SOA—Stock Option Award
PSU—Performance Stock Units
PGI—Profitable Growth Incentive
DSU—Deferred Stock Units
DSO—Deferred Stock Options
(2)
The performance metrics, payout schedules and other details of the NEOs’ annual incentive are described on page 20.

(3)
PSU awards vest at the end of a three-year performance period based on our TSR as measured relative to a peer group. The PSU awards are described on page 23. PGI awards vest at the end of a two-year performance period based on a combination of revenue growth and EBITDA margin. The PGI awards are described on page 24.

(4)
DSU amounts (from the Deferred Compensation Program described on page 25) reported in this column represent stock units acquired in lieu of cash compensation. Stock units are purchased on a bi-weekly basis or as compensation otherwise is earned, so there is no grant date for these awards. DSUs are acquired at a 20% discount to the market price of our common stock on the acquisition date. We recognize a compensation expense for this discount, which is reported in the All Other Compensation column of the Summary Compensation Table on page 30.

(5)
Mr. Glassman’s 2016 stock option award is described on page 18. Options issued under the Deferred Compensation Program are described on page 25.

(6)
The exercise price is the closing market price of the Company’s common stock on the grant date.

Outstanding Equity Awards at 2016 Fiscal Year-End
The following table reports the outstanding stock options, performance stock units, Profitable Growth Incentive awards and restricted stock units held by each NEO as of December 31, 2016.
	Option Awards					Stock Awards
		Securities Underlying Unexercised Options				Equity Incentive Plan Awards— Unearned Shares, Units or Other Unvested Rights
Name	Grant Date (1)	Exercisable (#)	Unexercisable (#)	Exercise Price ($)	Expiration Date	Performance Period (2)	Number of Units (#)(3)	Market or Payout Value ($)(4)
Karl G. Glassman
	1/4/2010	105,300		$20.51	1/3/2020	PSU Awards
	1/3/2011	101,675		23.14	1/2/2021	2015-2017	72,931	$3,564,867
	1/3/2012	98,675		23.14	12/31/2021	2016-2018	115,413	5,641,387
	12/31/2015*	47,596		42.02	12/30/2025	PGI Awards
	1/4/2016	0	80,449	41.02	1/3/2026	2016-2017	5,125	250,510
Total		353,246	80,449				193,469	9,456,764
Matthew C. Flanigan
	1/4/2010	51,350		20.51	1/3/2020	PSU Awards
	1/3/2011	49,575		23.14	1/2/2021	2015-2017	38,588	1,886,181
	1/3/2012	47,975		23.14	12/31/2021	2016-2018	33,863	1,655,223
	12/31/2015*	15,448		42.02	12/30/2025	PGI Awards
						2016-2017	2,148	104,994
Total		164,348					74,599	3,646,398
Perry E. Davis
	1/3/2012	30,825		23.14	12/31/2021	PSU Awards
						2015-2017	20,606	1,007,221
						2016-2018	18,331	896,019
						PGI Awards
						2016-2017	1,433	70,045
Total		30,825					40,370	1,973,285
J. Mitchell Dolloff
	1/2/2009	4,050		15.68	1/2/2019	PSU Awards
	1/4/2010	5,050		20.51	1/3/2020	2015-2017	11,725	573,118
	1/3/2011	5,200		23.14	1/2/2021	2016-2018	16,625	812,630
	1/3/2012	5,700		23.14	12/31/2021	PGI Awards
						2016-2017	12,975	634,218
Total		20,000					41,325	2,019,966
Jack D. Crusa
	12/31/2008*	14,253		15.19	12/30/2018	PSU Awards
	1/2/2009	46,525		15.68	1/2/2019	2015-2017	20,038	979,457
	1/4/2010	37,925		20.51	1/3/2020	2016-2018	18,113	885,363
	1/3/2011	36,625		23.14	1/2/2021	PGI Awards
	1/3/2012	35,400		23.14	12/31/2021	2016-2017	5,655	276,416
Total		170,728					43,806	2,141,236
(1)
These option grants were issued subject to our standard vesting terms, become exercisable in one-third increments at 18 months, 30 months and 42 months following the grant date, and have a 10-year term.

*
Denotes an option grant under the Deferred Compensation Program—these options become exercisable on March 15, approximately 15 months following the grant date, and have a 10-year term.

(2)
PSU awards are granted on the first business day of the year and have a three-year performance period (awards with a 2016–2018 performance period were granted on January 4, 2016 and vest on December 31, 2018). PGI awards are granted in connection with our Compensation Committee’s regularly-scheduled February or March meeting and have a two-year performance period (awards with a 2016–2017 performance period were granted on February 24, 2016 and vest on December 31, 2017).

(3)
For the 2015–2017 and 2016-2018 PSU awards, these amounts reflect the maximum potential payout (175% of the base award) because Leggett’s TSR ranking as of December 31, 2016 was above the target level (performance in the 71st and 56th percentile of the peer group, respectively, versus the 50th percentile target). The PSUs are described at page 23.

For the 2016–2017 PGI awards, these amounts reflect the threshold level of shares (25% of the base award) for Mr. Glassman, Mr. Flanigan and Mr. Davis, as the combined revenue growth and EBITDA margin over the performance period for the Company or the applicable profit centers are projected, as of December 31, 2016, to result in a payout below the threshold. For Mr. Dolloff, these amounts reflect the maximum number of shares (250% of the base award) as his profit centers are projected to result in a payout above the target, and for Mr. Crusa, these amount reflect the target level of shares (100% of the base award), as his profit centers are projected to result in a payout above the threshold and below the target. The PGI awards are described at page 24.
(4)
Values shown in this column were calculated by multiplying the number of units shown in the prior column by the per share value of  $48.88, the closing market price of our common stock on December 31, 2016.

Option Exercises and Stock Vested in 2016
The following table reports the number of stock options exercised and stock awards vested in 2016, and the value realized by the NEOs upon exercise or vesting of such awards. The stock award amounts represent (i) the vesting of 25% of the RSUs granted in connection with the 2013 employment agreements for Mr. Glassman and Mr. Flanigan, and (ii) the payout of the 2014 PSU awards and the 2015 PGI at the end of their respective performance periods on December 31, 2016.
	Option Awards		Stock Awards (1)
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Karl G. Glassman			103,256	$5,015,766
Matthew C. Flanigan			58,694	2,841,063
Perry E. Davis	25,075	$658,733	25,506	1,246,733
J. Mitchell Dolloff			15,063	736,279
Jack D. Crusa			25,288	1,236,077

(1)
Amounts reported in these columns consist of vested RSU, PSU and PGI awards, allocated as follows:

	RSU		PSU		PGI
Name	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Karl G. Glassman	11,250	$518,513	92,006	$4,497,253
Matthew C. Flanigan	10,000	460,900	48,694	2,380,163
Perry E. Davis			25,506	1,246,733
J. Mitchell Dolloff			7,613	372,123	7,450	$364,156
Jack D. Crusa			25,288	1,236,077
(2)
Amounts in this column are calculated based upon the closing price of the Company’s stock on the vesting date; however, as 100% of the RSUs were distributed to the NEOs as shares of Company stock upon vesting, 65% of the PSUs were distributed as Leggett stock (35% of the PSUs’ value was distributed in cash) and 50% of the PGI was distributed as Leggett stock (the other 50% of the PGI’s value was distributed in cash), the NEOs may continue to hold the shares or sell them in accordance with applicable laws and Company policies.

Pension Benefits in 2016
We had a voluntary, tax-qualified, defined benefit pension plan (the “Retirement Plan”), which was frozen December 31, 2006. Benefits accrued under the Retirement Plan were fixed as of that date, and the Retirement Plan was closed to new participants. In 2007, employees who had previously participated in the Retirement Plan were offered a replacement benefit package consisting of the Retirement K and the Retirement K Excess Program discussed at page 26. Although participants no longer accrue additional benefits under the Retirement Plan, the present value of the benefits may increase or decrease each year based on the assumptions used to calculate the benefit for financial reporting purposes.
The Retirement Plan required a contribution from participating employees of 2% of base salary. Normal monthly retirement benefits are the sum of 1% of the employee’s average monthly salary for each year of participation in the Retirement Plan. Benefits are calculated based on actual years of participation in the Retirement Plan, and benefits become payable when a participant reaches age 65 (normal retirement age). Mr. Glassman, Mr. Flanigan, Mr. Davis, and Mr. Crusa are eligible for early retirement benefits under the Retirement Plan (minimum age 55 and at least 15 years of service), under which they would receive a monthly benefit reduced by 1/180th for the first 60 months and a monthly benefit reduced by 1/360th for any additional months before reaching normal retirement age. Mr. Dolloff is not a Retirement Plan participant.
The following table lists the present value of accumulated benefits payable to the NEOs under the Retirement Plan:
Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Karl G. Glassman	35	$298,776	0
Matthew C. Flanigan	20	114,881	0
Perry E. Davis	36	170,487	0
J. Mitchell Dolloff
Jack D. Crusa	31	163,245	0
To calculate the present value of the accumulated Retirement Plan benefit, we took the annual accrued benefit through December 31, 2016 that would be payable at normal retirement age, assuming no future contributions. We converted that amount to a lump sum using an annuity factor from the RP2014 mortality table and discounted that amount back to December 31, 2016 using a 3.75% discount rate. The discount rate, measurement date and mortality assumptions are the same as those used for financial reporting purposes found in Note M to Consolidated Financial Statements to our Annual Report on Form 10-K for the year ended December 31, 2016.

Non-Qualified Deferred Compensation in 2016
The following table provides the aggregate 2016 contributions, earnings, withdrawals, and ending balances for each NEO’s deferred compensation accounts. The year-end balances are based on the $48.88 closing market price of our common stock on December 31, 2016.
Name	Deferral Type or Program (1)	Executive Contributions in 2016 (2)	Company Contributions in 2016 (2)	Aggregate Earnings in 2016 (3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2016 (4)
Karl G. Glassman	ESU	$292,909	$348,163	$1,268,833		$8,378,435
	DSU	400,000	100,000	713,826	$334,253	4,810,144
	EDSP			80,822		512,409
Total		692,909	448,163	2,063,481	334,253	13,700,988
Matthew C. Flanigan	ESU	109,527	145,920	561,231		3,689,971
	DSU	704,876	176,219	75,298	682,639	1,774,293
Total		814,403	322,139	636,529	682,639	5,464,264
Perry E. Davis	ESU	69,038	92,147	354,580		2,337,035
	DCC	102,783		7,676	87,394	316,235
Total		171,821	92,147	362,256	87,394	2,653,270
J. Mitchell Dolloff	ESU	64,546	78,773	264,015		1,631,340
	DSU	296,317	74,079	231,417	63,147	1,797,342
Total		360,863	152,852	495,432	63,147	3,428,682
Jack D. Crusa	ESU	68,034	90,416	482,653		3,011,382
	DSU	157,521	39,380	351,634		2,230,583
	EDSP			60,312		382,437
Total		225,555	129,796	894,599		5,624,402

(1)
Deferral Type or Program:

ESU = Executive Stock Unit Program (see description at page 25).
DCC = Deferred Compensation Program—Cash Deferral (see description at page 25).
DSU = Deferred Compensation Program—Stock Units (see description at page 25).
EDSP = Executive Deferred Stock Program. This is a frozen program under which executives deferred the gain from their stock option exercises from 1 to 15 years. Upon deferral, the participant was credited with stock units representing the net option shares deferred, and the units accumulate dividend equivalents during the deferral period.
(2)
Amounts reported in these columns are also included in the totals reported in the Summary Compensation Table.

(3)
Aggregate earnings include interest, dividends and the appreciation (or depreciation) of the investments in which the accounts are held. The following amounts, representing preferential earnings relating to interest and dividends paid in 2016 on the ESU and Deferred Compensation Programs, are reported in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table: Glassman—$60,532; Flanigan—$19,713; Davis—$8,470; Dolloff—$14,952; and Crusa—$24,924.

(4)
Of the balances reported in this column (which are net of distributions from prior years’ deferrals), the following aggregate amounts were included in the totals reported in the Summary Compensation Table in 2014, 2015, and 2016: Glassman—$4,125,345; Flanigan—$3,210,634; Davis—$707,430; Dolloff—$528,667 (for 2016 only); and Crusa—$991,304.

Potential Payments upon Termination or Change in Control
This section describes the payments and benefits that may be received by our NEOs upon termination of employment, in excess of the amounts generally paid to our salaried employees upon termination of employment. In 2013, the Company entered into employment agreements and severance benefit agreements with Mr. Glassman and Mr. Flanigan which provide for specific payments and benefits upon certain termination events or a change in control of the Company. Mr. Dolloff has a severance benefit agreement entered into in 2000 and amended in 2008.
Employment Agreements. The employment agreements with Mr. Glassman and Mr. Flanigan expire on the date of our annual meeting of shareholders in 2017, subject to early termination in the following circumstances:
•
Executive’s option to terminate: the executive may resign upon six months written notice; or the executive may resign upon 60 days written notice following (i) the executive does not receive a salary increase in any year, unless due to a Company-wide salary freeze; (ii) the executive is not elected to continue in his current position or is not nominated as a director of the Company; (iii) the Company is merged out of existence, sold or dissolved; or (iv) working control of the Company is lost in a proxy contest or other tender offer.

•
Termination by the Company for cause: the Company may terminate the executive for (i) conviction of a felony or any crime involving Company property; (ii) willful breach of the Code of Conduct or Financial Code of Ethics that causes significant injury to the Company; (iii) willful act or omission of fraud, misappropriation or dishonesty that causes significant injury to the Company or results in material enrichment of the executive at the Company’s expense; (iv) willful violation of specific written directions of the Board following notice of such violation; or (v) continuing, repeated, willful failure to substantially perform duties after written notice from the Board.

•
Termination following total disability: the executive’s employment may be terminated following a continuous 14-month period in which he is unable to materially perform the required services.

Following one of these termination events, the executive has continuing confidentiality obligations for Company information and trade secrets and is subject to non-compete provisions through the end of the agreement’s term, or, if later, for two years following termination. The executive will receive a pro-rated annual incentive award for the year of termination, and the Company will provide health insurance to the executive and his dependents during the non-competition period.
In addition, the Company has the right to terminate the executive at the Board’s discretion at any time upon prior written notice. Following such a termination without cause, (i) all equity-based awards generally continue to vest as if the executive were employed for the entire term, (ii) the executive receives his base salary and annual cash incentive through the remainder of the term, and (iii) the Company will provide health insurance through the remainder of the term.
Severance Benefit Agreements. Upon a change in control of the Company, the severance agreements provide for severance payments and benefits during a specified period (the “Protected Period”) following the change in control. The Protected Period is 30 months for Mr. Glassman, 24 months for Mr. Flanigan, and 12 months for Mr. Dolloff.
In general, a change in control is deemed to occur when: (i) a shareholder acquires shares giving it ownership of 40% or more of our common stock, (ii) the current directors or their “successors” no longer constitute a majority of the Board of Directors, (iii) after a merger or consolidation with another corporation, less than 65% of the voting securities of the surviving corporation are owned by our former shareholders, or (iv) the Company is liquidated or sells substantially all of its assets to an unrelated third party.
The payments and benefits payable under the severance agreements are subject to a “double trigger”; that is, they become payable only after both (i) a change in control of the Company and (ii) the executive officer’s employment is terminated by the Company (except for cause or upon disability) or the executive officer terminates his employment for “good reason.” In general, the executive officer would have good reason to terminate his employment if he were required to relocate or experienced a reduction in job responsibilities, compensation or benefits, or if the successor company did not assume the obligations under the agreement. The Company may cure the “good reason” for termination within 30 days of receiving notice of such from the executive. Events considered grounds for termination by the Company for cause under the severance agreements are substantially the same as those in the employment agreements described above.
Upon termination of employment by the Company (other than for cause or upon disability) or by the executive for good reason following a change in control, the Company will provide the following payments and benefits:
•
Base salary through the date of termination.

•
Pro-rata annual incentive award at the maximum payout level for the year of termination.

•
Monthly severance payments: Mr. Glassman—100% of base salary and target bonus percentage multiplied by 2.5, paid over 30 months; Mr. Flanigan—100% of base salary and target bonus percentage multiplied by 2, paid over 24 months; Mr. Dolloff—100% of base salary and target bonus percentage paid over 12 months.

•
Continuation of health insurance and fringe benefits for up to 30 months for Mr. Glassman, 24 months for Mr. Flanigan, and 12 months for Mr. Dolloff, as permitted by the Internal Revenue Code, or an equivalent lump sum payment.

•
Lump sum additional retirement benefit based upon the actuarial equivalent of an additional 30 months of continuous service for Mr. Glassman, 24 months for Mr. Flanigan, and 12 months for Mr. Dolloff.

The executive is not required to mitigate the amount of any termination payment or benefit provided under his severance benefit agreement, but any health insurance or fringe benefits he may receive from a new job will reduce any benefits provided under the agreement.
Accelerated Vesting of PSUs, PGI and Options. The terms and conditions of the PSU awards provide for “double trigger” vesting (a change in control of the Company that leads to a termination of employment), such that all outstanding PSUs will become vested with the payout percentage set at the 175% maximum. The Profitable Growth Incentive awards also have double trigger vesting, such that all outstanding PGI awards will become vested at the 250% maximum payout percentage. Stock option awards from previous years provide for immediate, “single trigger” vesting in the event of a change in control of the Company. The acceleration of equity-based award vesting upon a change in control is designed to ensure that ongoing employees receive the benefit of the transaction by having the opportunity to realize value from their equity-based awards at the time of the transaction.
The tables below provide the estimated potential payments and benefits that the NEOs would receive in the event of any termination of employment. We have used the following assumptions and methodology to calculate these amounts:
•
Each termination of employment is deemed to have occurred on December 31, 2016. Potential payments reflect the benefits and arrangements in effect on that date.

•
The tables reflect only the additional payments and benefits the NEOs would be entitled to receive as a result of the termination of employment. Fully vested benefits described elsewhere in this proxy statement (such as deferred compensation accounts and pension benefits) and payments generally available to U.S. employees upon termination of employment (such as accrued vacation) are not included in the tables.

•
To project the value of stock plan benefits, we used the December 30, 2016 closing market price of our common stock of  $48.88 per share and a dividend yield of 2.78%.

The potential payments and benefits presented in the following tables are only estimates provided solely for disclosure purposes and may vary from the amounts that are ultimately paid in connection with an actual termination of employment.
Potential Payments upon Termination—Karl G. Glassman
	Total Disability	Executive’s Option to Terminate	Termination by Company for Cause	Termination by Company without Cause	Termination following Change in Control
Base Salary or Severance Payments				$380,769(1)	$5,912,500(2)
Annual Incentive		$0(3)	$0(3)	566,551(4)	37,950(5)
Vesting of PSU Awards	$707,338(6)			3,207,249(7)	4,956,123(8)
Vesting of PGI Awards	0(6)			0(7)	1,252,550(8)
Vesting of Stock Options	632,329(9)	632,329(9)		632,329(9)	632,329(9)
ESU Program					1,568,578(10)
Retirement Benefit (401(k) and Excess Plan)					212,850(10)
Health Benefits	33,322(11)	33,322(11)	33,322(11)	33,322(11)	42,410(10)
Life Insurance Premium					3,840(10)
Total	$1,372,989	$665,651	$33,322	$4,820,221	$14,619,130

Potential Payments upon Termination—Matthew C. Flanigan
	Total Disability	Executive’s Option to Terminate	Termination by Company for Cause	Termination by Company without Cause	Termination following Change in Control
Base Salary or Severance Payments				$181,038(1)	$1,882,800(2)
Annual Incentive		$0(3)	$0(3)	187,108(4)	20,920(5)
Vesting of PSU Awards	$291,509(6)			1,195,483(7)	1,731,415(8)
Vesting of PGI Awards	0(6)			0(7)	524,849(8)
ESU Program					492,579(10)
Retirement Benefit (401(k) and Excess Plan)					67,781(10)
Health Benefits	48,946(11)	48,946(11)	48,946(11)	48,946(11)	48,946(10)
Life Insurance Premium					3,072(10)
Total	$340,455	$48,946	$48,946	$1,612,576	$4,772,362
Potential Payments upon Termination—Perry E. Davis
	Total Disability	Executive’s Option to Terminate	Termination by Company for Cause	Termination by Company without Cause	Termination following Change in Control
Vesting of PSU Awards	$156,425(6)				$933,006(8)
Vesting of PGI Awards	0(6)				350,103(8)
Total	$156,425				$1,283,109
Potential Payments upon Termination—J. Mitchell Dolloff
	Total Disability	Executive’s Option to Terminate	Termination by Company for Cause	Termination by Company without Cause	Termination following Change in Control
Base Salary or Severance Payments					$680,000(2)
Annual Incentive					0(5)
Vesting of PSU Awards	$107,848(6)				733,591(8)
Vesting of PGI Awards	105,724(6)				317,109(8)
ESU Program					147,544(10)
Health Benefits					12,900(10)
Life Insurance Premium					1,536(10)
Total	$213,572				$1,892,680
Potential Payments upon Termination—Jack D. Crusa
	Total Disability	Executive’s Option to Terminate	Termination by Company for Cause	Termination by Company without Cause	Termination following Change in Control
Vesting of PSU Awards	$152,981(6)				$916,612(8)
Vesting of PGI Awards	31,794(6)				345,521(8)
Total	$184,775				$1,262,133

(1)
Under the 2013 employment agreements, salary continues for the term of the employment agreement (through the 2017 annual meeting of shareholders).

(2)
Monthly severance payments through the Protected Period, under the severance agreements.

(3)
The employment agreements guarantee a pro-rated annual incentive for the year of separation in the event of a voluntary termination or termination for cause. Under the Key Officers Incentive Program, however, this amount vests on December 31 of each year, so no incremental compensation would have been payable as of December 31, 2016.

(4)
In the event of a termination without cause, the executive officer will receive annual incentive payments throughout the term of the employment agreement based upon the actual annual incentive payout percentages achieved for each of the applicable years; however, we have assumed payout at 100% of target for all future years for the amounts disclosed above.

(5)
The severance agreements provide for a pro-rata annual incentive payment at the 150% maximum payout level for the year in which the termination occurs. This amount represents the difference between the executives’ actual annual incentive for the year ending December 31, 2016 and the 150% maximum payout under the severance agreements.

(6)
The PSU and PGI awards provide for vesting through 18 months after the onset of the disability leading to the executive’s termination. These amounts represent the value of the awards’ additional vesting following termination and are based on the projected payouts as of December 31, 2016.

(7)
Following a termination without cause, equity-based awards continue to vest as if the executive officer were employed for the term of the employment agreement. These amounts assume payouts at vesting based upon projections as of December 31, 2016: a 159% payout for the 2015-2017 PSU awards, a 99% payout for the 2016-2018 PSU awards, and a 0% payout for the 2016-2017 PGI awards. Actual payouts would be based on the results at the end of the applicable performance periods. In addition, these amounts represent only the incremental portion of the award attributable to the additional vesting beyond December 31, 2016: 33% for the 2015-2017 PSU awards (the other 67% was already vested on December 31, 2016), 67% for the 2016-2018 PSU awards, and 50% for the 2016-2017 PGI.

(8)
Upon a termination of employment following a change in control of the Company, the PSU awards provide for payout at the 175% maximum and the PGI awards provide for payout at the 250% maximum. These amounts represent only the incremental portion of the award attributable to the additional vesting beyond December 31, 2016: 33% for the 2015-2017 PSU awards, 67% for the 2016-2018 PSU awards, and 50% for the 2016-2017 PGI.

(9)
Because Mr. Glassman is retirement eligible under the terms of his 2016 stock option grant, these options will continue to vest and remain exercisable for three years and six months following any termination of employment (except for a termination due to gross misconduct).

(10)
The severance agreements provide for a continuation of health insurance, retirement plan contributions and certain fringe benefits through the Protected Period.

(11)
The employment agreements provide for continuing health insurance during the non-compete period, which is the later of two years following termination or until the 2017 annual meeting of shareholders.

The only additional compensation paid in connection with a termination of employment due to an executive officer’s death is a life insurance benefit. The life insurance coverage for our NEOs is the same as that provided to other salaried employees: a death benefit of two times base salary up to a maximum $800,000 benefit, which doubles in the event of death due to an accident.

SECURITY OWNERSHIP
Security Ownership of Directors and Executive Officers
The table below sets forth the beneficial ownership of our common stock on March 3, 2017, by the Company’s directors, the Named Executive Officers, as well as all directors and executive officers as a group.
	Number of Shares or Units Beneficially Owned
Directors and Executive Officers	Common Stock	Stock Units (1)	Options Exercisable within 60 Days	Total	% of Class (2)
Robert E. Brunner, Director	21,841	8,418		30,259
Jack D. Crusa, Senior VP, President—Operations	118,018	105,957	170,728	394,703	0.29%
Robert G. Culp, III, Director	15,599			15,599
Perry E. Davis, Executive VP, President—Residential Products & Industrial Products	80,691	39,403	30,825	150,919	0.11%
J. Mitchell Dolloff, Executive VP, President—Specialized Products & Furniture Products	19,997	59,360		79,357
R. Ted Enloe, III, Board Chair	41,398		10,174	51,572
Manuel A. Fernandez, Director	4,093	10,996		15,089
Matthew C. Flanigan, Executive VP and Chief Financial Officer, Director	211,579	81,653	164,348	457,580	0.34%
Karl G. Glassman, President and Chief Executive Officer, Director	125,397	242,017	353,246	720,660	0.54%
Joseph W. McClanathan, Director	33,614	4,379		37,993
Judy C. Odom, Director	37,551	22,277		59,828
Phoebe A. Wood, Director	31,277	25,554		56,831
All executive officers and directors as a group (16 persons)	810,428	717,944	868,467	2,396,839	1.78%

(1)
Stock units include shares under the Company’s Executive Deferred Stock, Executive Stock Unit, and Deferred Compensation Programs and restricted stock unit grants. Participants have no voting rights with respect to stock units. In each program, stock units are converted to shares of common stock upon distribution (although the Company intends to settle all stock units with shares of common stock, it has reserved the right to settle all or a portion of the distributions under the ESU and Deferred Compensation Programs in cash), which occurs at a specified date or upon termination of employment. None of the stock units listed are scheduled for distribution within 60 days.

(2)
Beneficial ownership of less than .1% of the class is not shown. Stock units and options exercisable within 60 days are considered as stock outstanding for the purpose of calculating the ownership percentages.

Security Ownership of Certain Beneficial Owners
The Company knows of no beneficial owner of more than 5% of its common stock as of February 10, 2017, except as set out below.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	14,952,830(1)	11.18%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	11,409,404(2)	8.5%
State Street Corporation One Lincoln Street Boston, MA 02111	11,370,150(3)	8.5%

(1) The Vanguard Group (“Vanguard”) is deemed to have sole voting power with respect to 207,196 shares, shared voting power with respect to 29,400 shares, shared dispositive power with respect to 238,596 shares, and sole dispositive power with respect to 14,714,234 shares. This information is based on Schedule 13G/A of Vanguard filed February 10, 2017, which reported beneficial ownership as of December 31, 2016.
(2) BlackRock, Inc. (“BlackRock”) is deemed to have sole voting power with respect to 10,027,362 shares and sole dispositive power with respect to 11,409,404 shares. This information is based on Schedule 13G/A of BlackRock filed January 25, 2017, which reported beneficial ownership as of December 31, 2016.
(3) State Street Corporation (“SSC”) is deemed to have shared voting and shared dispositive power with respect to 11,370,150 shares. This information is based on Schedule 13G of SSC filed February 7, 2017, which reported beneficial ownership as of December 31, 2016.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file reports of ownership and changes in ownership of common stock with the SEC. We must identify in this proxy statement those persons for whom reports were not filed on a timely basis. Based solely on a review of the forms that have been filed and written representations from the reporting persons, we believe that all Section 16 filing requirements applicable to such persons were complied with during 2016, except, as discovered by the Company after the filing of its fiscal year 2016 Form 10-K, two Form 4s related to Tammy M. Trent were not timely filed: the first relating to two transactions on January 2, 2016 and the second relating to one transaction on January 3, 2017, where 44, 41 and 41 shares, respectively, were withheld by the Company to cover tax liability upon the vesting of restricted stock units. Each late report was due to the Company’s inadvertent administrative error, and, once discovered, the transactions were promptly reported.

EQUITY COMPENSATION PLAN INFORMATION
The following table shows the number of outstanding options and shares available for future issuance under all the Company’s equity compensation plans as of December 31, 2016. All of our current equity compensation plans have been approved by our shareholders.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	7,263,085(1)	$23.13	14,699,704(2)(3)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	7,263,085	$23.13	14,699,704

(1)
This number represents the stock issuable under the following plans:

Director Stock Option Plan	1,103
Flexible Stock Plan—Options	2,287,626
Flexible Stock Plan—Vested Stock Units	3,732,374
Flexible Stock Plan—Unvested Stock Units	1,241,982
Director Stock Option Plan. This is a frozen plan, and no future awards will be granted under it; however, 1,103 options remain outstanding under the plan, which are held by a former director.
Flexible Stock Plan. This includes 2,287,626 options outstanding and 4,974,356 stock units convertible to common stock. The stock units include grants of RSUs and PSUs covering 1,225,280 shares that are still subject to forfeiture if vesting conditions are not satisfied. The remaining stock units are held in our ESU, Deferred Compensation and Executive Deferred Stock Programs, and only 16,702 of those stock units are unvested. See pages 25 and 37 for descriptions of these programs.
(2)
Shares available for future issuance include: 10,547,512 shares under the Flexible Stock Plan and 4,152,192 shares under the Discount Stock Plan, a Section 423 employee stock purchase plan. Columns (a) and (b) are not applicable to stock purchase plans.

(3)
Of the 10,547,512 shares available under the Flexible Stock Plan as of December 31, 2016, shares issued as options or stock appreciation rights count as one share against the Plan, and shares issued as all other types of awards count as three shares against the Plan.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Why did I receive these materials?
The Board of Directors is providing these materials to you in connection with its solicitation of proxies for the Company’s annual meeting of shareholders on May 9, 2017. As a Leggett shareholder, you are entitled and encouraged to vote on the proposals presented in these proxy materials. We invite you to attend the annual meeting, but you do not have to attend to be able to vote.
Where can I obtain financial information about Leggett?
Our Annual Report to Shareholders, including our Form 10-K with financial statements for 2016, is enclosed in the same mailing with this proxy statement. The Company’s Proxy Statement and Annual Report to Shareholders (including Form 10-K) are also available at www.leggett.com/proxy/2017. Information on our website does not constitute part of this proxy statement.
What shares can I vote?
The only class of outstanding voting securities is the Company’s common stock. Each share of common stock issued and outstanding at the close of business on March 3, 2017 (the “Record Date”) is entitled to one vote on each matter submitted to a vote at the annual meeting. On the Record Date, we had 132,980,068 shares of common stock issued and outstanding.
You may vote all shares of Leggett common stock you owned on the Record Date. This includes shares held directly in your name as the shareholder of record and shares held for you as the beneficial owner through a broker, trustee or other nominee, sometimes referred to as shares held in “street name.”
Shareholder of Record: If your shares are registered directly in your name with our transfer agent, Wells Fargo, you are the shareholder of record, and these proxy materials were sent to you directly. As the shareholder of record, you have the right to grant your proxy vote directly or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.
Beneficial Owner: If you hold shares in a brokerage account or through some other nominee, you are the beneficial owner of the shares, and these proxy materials were delivered by the broker, trustee or nominee, together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares by proxy. Although you are invited to attend the annual meeting, you may not vote these shares in person unless you obtain a legal proxy from the broker, trustee or nominee.
How do I submit my vote?
You may vote your shares (i) online at www.proxypush.com/leg, (ii) by signing and returning the proxy or voting instruction card, or (iii) in person at the meeting. If you vote online, you do not need to return your proxy or voting instruction card, but you will need to have it in hand when you access the voting website. Specific voting instructions are found on the proxy card or voting instruction card included with this proxy statement.
The Board recommends you vote FOR each of the director nominees in Proposal 1, the ratification of PwC in Proposal 2, the approval of named executive officer compensation in Proposal 3, and in favor of annual frequency for future advisory votes on named executive officer compensation in Proposal 4. All shares for which proxies have been properly submitted and not revoked will be voted at the annual meeting in accordance with your instructions. If you returned a signed proxy card without marking one or more proposals, your proxy will be voted in accordance with the Board’s recommendations.
Can I change my vote?
Shareholder of Record: If you are a shareholder of record, you may change your vote or revoke your proxy any time before the annual meeting by (i) submitting a valid, later-dated proxy, (ii) submitting a valid, subsequent vote online, (iii) notifying the Company’s Secretary that you have revoked your proxy, or (iv) completing a written ballot at the annual meeting.

Beneficial Owner: If you hold shares as the beneficial owner, you may change your vote by (i) submitting new voting instructions to your broker, trustee or nominee or (ii) voting in person at the annual meeting if you have obtained a legal proxy from your broker, trustee or nominee.
How many votes are needed to conduct business at the annual meeting?
A majority of the outstanding shares of common stock entitled to vote must be present at the annual meeting, or represented by proxy, in order to meet the quorum requirement to transact business. Both abstentions and broker non-votes (described below) are counted in determining a quorum. If a quorum is not present, the annual meeting will be adjourned for no more than 90 days to reach a quorum.
What vote is required to elect a director?
A director nominee must receive the affirmative vote of a majority of those shares present (either in person or by proxy) and entitled to vote.
As required by our Corporate Governance Guidelines, each nominee has submitted a contingent resignation to the Nominating & Corporate Governance Committee in order to be nominated for election as a director. If a nominee fails to receive a majority of the votes cast in the director election, the N&CG Committee will make a recommendation to the Board of Directors whether to accept or reject the director’s resignation and whether any other action should be taken. If a director’s resignation is not accepted, that director will continue to serve until the Company’s next annual meeting or until his or her successor is duly elected and qualified. If the Board accepts the resignation, it may, in its sole discretion, either fill the resulting vacancy or decrease the size of the Board to eliminate the vacancy.
What vote is required to approve the other proposals?
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote is required for ratification of PwC as Leggett’s independent registered public accounting firm. Since the votes on named executive officer compensation and the frequency of such future votes are advisory, the Board will give due consideration to the outcome; however, these proposals are not approved as such.
What is the effect of an abstention vote on the election of directors and other proposals?
A share voted abstain with respect to any proposal is considered present and entitled to vote with respect to that proposal. For the proposals requiring a majority vote in order to pass, an abstention will have the effect of a vote against the proposal.
What is the effect of a broker non-vote?
If you are the beneficial owner of shares held through a broker or other nominee and do not vote your shares or provide voting instructions, your broker may vote for you on routine proposals but not on non-routine proposals. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your shares—this will result in a broker non-vote. Broker non-votes are not counted as shares present and entitled to vote, so they will not affect the outcome of the vote. All proposals on the agenda are non-routine, other than the ratification of PwC as the Company’s auditor.
Who pays the cost of soliciting votes at the annual meeting?
Leggett is making this solicitation and will pay the full cost of preparing, printing, assembling and mailing these proxy materials. Upon request, we will also reimburse brokers and other nominees for forwarding proxy and solicitation materials to shareholders.
We have hired Alliance Advisors, LLC to assist in the solicitation of proxies by mail, telephone, in person or otherwise. Alliance’s solicitation fees are expected to be $10,000 plus expenses. If necessary to ensure sufficient representation at the meeting, Company employees, at no additional compensation, may request the return of proxies.
Where can I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting and plan to issue a press release promptly after the meeting. Within four business days after the annual meeting, we will file a Form 8-K reporting the vote count.

What should I do if I receive more than one set of proxy materials?
You may receive multiple sets of proxy materials if you hold shares in more than one brokerage account or if you are a shareholder of record and have shares registered in more than one name. Please vote the shares on each proxy card or voting instruction card you receive.
We have adopted householding which allows us, unless a shareholder withholds consent, to send one set of proxy materials to multiple shareholders sharing the same address. Each shareholder at a given address will receive a separate proxy card. If you currently receive multiple sets of proxy materials and wish to have your accounts householded, or if you want to opt out of householding, call Wells Fargo Shareowner Services at 800-468-9716 or send written instructions to Wells Fargo Shareowner Services, Attn: Leggett & Platt, Incorporated, P.O. Box 64854, St. Paul, MN 55164-0854. You will need to provide your Wells Fargo account number, which can be found on your proxy card.
Many brokerage firms practice householding as well. If you have a householding request for your brokerage account, please contact your broker.
How may I obtain another set of proxy materials?
If you received only one set of proxy materials for multiple shareholders of record and would like us to send you another set this year, please call 800-888-4569 or write to Leggett & Platt, Incorporated, Attn: Investor Relations, 1 Leggett Road, Carthage, MO 64836. You can also access a complete set of proxy materials (the Notice of Meeting, Proxy Statement, and Annual Report to Shareholders including Form 10-K) online at www.leggett.com/proxy/2017. To ensure that you receive multiple copies in the future, please contact your broker or Wells Fargo at the number or address in the preceding answer to withhold your consent for householding.
What is the deadline to propose actions for next year’s annual meeting?
Shareholders may propose actions for consideration at future annual meetings either by presenting them for inclusion in the Company’s proxy statement or by soliciting votes independent of our proxy statement. To be properly brought before the meeting, all shareholder actions must comply with our bylaws, as well as SEC requirements under Regulation 14A. Leggett’s bylaws are posted on our website at www.leggett-search.com/governance. Notices specified for the types of shareholder actions set forth below must be addressed to Leggett & Platt, Incorporated, Attn: Corporate Secretary, 1 Leggett Road, Carthage, MO 64836.
Shareholder Proposal Included in Proxy Statement: If you intend to present a proposal at the 2018 annual meeting, SEC rules require that the Corporate Secretary receive the proposal at the address given above by November 30, 2017 for possible inclusion in the proxy statement. We will decide whether to include a proposal in the proxy statement in accordance with SEC rules governing the solicitation of proxies.
Shareholder Proposal Not Included in Proxy Statement: If you intend to present a proposal at the 2018 annual meeting by soliciting votes independent of the Company’s proxy statement, Section 1.2 of our bylaws requires that the Company receive timely notice of the proposal—no earlier than January 9, 2018 and no later than February 8, 2018. This notice must include a description of the proposed business, your name and address, the number of shares you hold, any of your material interests in the proposal, and other matters specified in the bylaws. The nature of the business also must be appropriate for shareholder action under applicable law. The bylaw requirements also apply in determining whether notice is timely under SEC rules relating to the exercise of discretionary voting authority.
Director Nominees: If you wish to recommend a director candidate for the N&CG Committee’s consideration, submit a proxy access director nominee, or nominate a director candidate outside of the Company’s nomination process, see the requirements described under Consideration of Director Nominees and Diversity on page 5.

Driving Directions to the Wright Conference Center
1 Leggett Road, Carthage, Missouri

Leggett & Platt®
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LEGGETT RD
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LEGGETT & PLATT, INCORPORATED1 Leggett RoadCarthage, Missouri 64836 proxyThis proxy is solicited on behalf of the Board of Directors.The undersigned shareholder of Leggett & Platt, Incorporated, a Missouri corporation (the “Company”), herebyacknowledges receipt of the Notice of 2017 Annual Meeting of Shareholders, the accompanying Proxy Statementand the Annual Report for the fiscal year ended December 31, 2016, and hereby appoints Karl G. Glassman andScott S. Douglas as proxies and attorneys-in-fact, with full power of substitution to represent the undersigned atthe 2017 Annual Meeting of Shareholders of the Company to be held on May 9, 2017 at 10:00 a.m. Central Time atthe Company’s headquarters, located at 1 Leggett Road, Carthage, Missouri 64836, and at any adjournmentthereof, and to vote all shares that the undersigned would be entitled to vote if personally present.THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BEVOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERSLLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTINGFIRM, FOR APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THECOMPANY’S PROXY STATEMENT, AND FOR ANNUAL FREQUENCY ON FUTURE VOTES ON NAMEDEXECUTIVE OFFICER COMPENSATION. In their discretion, the proxies are authorized to vote upon such otherbusiness as may properly come before the meeting or any adjournment thereof.PLEASE VOTE BY INTERNET OR MARK, SIGN, DATE AND RETURNTHE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.See reverse for voting instructions.ANNUAL MEETING OF SHAREHOLDERSTuesday, May 9, 201710:00 a.m. Central TimeLEGGETT & PLATT, INCORPORATEDWRIGHT CONFERENCE CENTER1 Leggett RoadCarthage, Missouri 64836

Shareowner ServicesP.O. Box 64945St. Paul, MN 55164-0945Address change? Check this box and indicate changes below: ■Return Your Proxy by Mailor Vote by Internet24 Hours a Day, 7 Days a WeekYour Internet vote authorizes the named proxiesto vote your shares in the same manner as if youmarked, signed and returned your proxy card.INTERNET www.proxypush.com/legUse the Internet to vote your proxy until5:00 p.m. (CT) on May 8, 2017.MailMark, sign and date your proxy card andreturn it in the postage-paid envelope provided.If you vote your proxy by Internet, you do NOT need tomail back your Voting Instruction Card. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.The Board of Directors Recommends a Vote FOR Proposals 1, 2, and 3,and for ANNUAL frequency on Proposal 4. 1. Election of directors:FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN a. Robert E. Brunner ■ ■ ■ f. Karl G. Glassman ■ ■ ■b. Robert G. Culp, III ■ ■ ■ g. Joseph W. McClanathan Please fold here Do not separate c. R. Ted Enloe, III ■ ■ ■ h. Judy C. Odom ■ ■ ■d. Manuel A. Fernandez ■ ■ ■ i. Phoebe A. Wood ■ ■ ■e. Matthew C. Flanigan ■ ■ ■2. Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP asthe Company’s independent registered public accounting firm for the year endingDecember 31, 2017.■ For ■ Against ■ Abstain3. An advisory vote to approve named executive officer compensation as describedin the Company’s proxy statement.■ For ■ Against ■ Abstain4. An advisory vote concerning the frequency of future votes on namedexecutive officer compensation to be held every:■ 1 Year ■ 2 Years ■ 3 Years ■ Abstain IN THEIR DISCRETION, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or anyadjournments or postponements thereof.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN,WILL BE VOTED FOR PROPOSALS 1, 2, AND 3, AND FOR ANNUAL FREQUENCY ON PROPOSAL 4. Date Signature(s) in BoxPlease sign exactly as your name appears on this card. Ifstock is jointly owned, all parties must sign. Attorneys-in-fact,executors, administrators, trustees, guardians or corporationofficers should indicate the capacity in which they are signing.